AIM LIFETIME PLUS/SM/ II VARIABLE ANNUITY

ALLSTATE LIFE INSURANCE COMPANY
STREET ADDRESS: 5801 SW 6TH AVE., TOPEKA, KS 66606-0001
MAILING ADDRESS: P.O. BOX 758566, TOPEKA, KS 66675-8566
TELEPHONE NUMBER: 1-800-457-7617
FAX NUMBER: 1-785-228-4584
                                                   PROSPECTUS DATED MAY 1, 2014
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Allstate Life Insurance Company ("ALLSTATE LIFE") issues the AIM Lifetime Plus/SM/ II Variable Annuity, an individual and group flexible premium deferred variable annuity contract ("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

ALLSTATE LIFE IS NO LONGER OFFERING NEW CONTRACTS.

The Contract currently offers 16 investment alternatives ("INVESTMENT ALTERNATIVES"). The investment alternatives include 3 fixed account options ("FIXED ACCOUNT OPTIONS") and 13 variable sub-accounts ("VARIABLE SUB-ACCOUNTS") of the Allstate Financial Advisors Separate Account I ("VARIABLE ACCOUNT"). Each Variable Sub-Account invests exclusively in shares of one of the following funds ("FUNDS") of AIM Variable Insurance Funds (Invesco Variable Insurance Funds) (SERIES I SHARES):

 INVESCO V.I. EQUITY AND INCOME FUND -  INVESCO V.I. INTERNATIONAL GROWTH
   SERIES I                               FUND - SERIES I

 INVESCO V.I. VALUE OPPORTUNITIES FUND  INVESCO V.I. AMERICAN FRANCHISE
   - SERIES I                             PORTFOLIO - SERIES I

 INVESCO V.I. MID CAP GROWTH FUND -     INVESCO V.I. MID CAP CORE EQUITY FUND
   SERIES I                               - SERIES I

 INVESCO V.I. CORE EQUITY FUND -        INVESCO V.I. MONEY MARKET FUND -
   SERIES I                               SERIES I

 INVESCO V.I. DIVERSIFIED INCOME FUND   INVESCO V.I. TECHNOLOGY FUND -
   - SERIES I                             SERIES I

 INVESCO V.I. GOVERNMENT SECURITIES     INVESCO V.I. MANAGED VOLATILITY FUND
   FUND - SERIES I                        - SERIES I (formerly, Invesco V.I.
                                          Utilities Fund - Series I)
 INVESCO V.I. HIGH YIELD FUND -
   SERIES I

WE (Allstate Life) have filed a Statement of Additional Information, dated
May 1, 2014, with the Securities and Exchange Commission ("SEC"). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page 39 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http://www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.

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IMPORTANT  THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THE SECURITIES
 NOTICES   DESCRIBED IN THIS PROSPECTUS, NOR HAS IT PASSED ON THE ACCURACY OR ADEQUACY OF THIS
           PROSPECTUS. ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING A FEDERAL CRIME.

           THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS THAT HAVE RELATIONSHIPS WITH
           BANKS OR OTHER FINANCIAL INSTITUTIONS OR BY EMPLOYEES OF SUCH BANKS. HOWEVER, THE
           CONTRACTS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED BY SUCH INSTITUTIONS OR ANY
           FEDERAL REGULATORY AGENCY. INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT RISKS,
           INCLUDING POSSIBLE LOSS OF PRINCIPAL.

           THE CONTRACTS ARE NOT FDIC INSURED.

           WE ARE NO LONGER OFFERING THE CONTRACTS FOR SALE.

                               1     PROSPECTUS

TABLE OF CONTENTS
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                                                        PAGE
                   -----------------------------------------
                   OVERVIEW
                   -----------------------------------------
                      Important Terms                     3
                   -----------------------------------------
                      The Contract at a Glance            4
                   -----------------------------------------
                      How the Contract Works              6
                   -----------------------------------------
                      Expense Table                       7
                   -----------------------------------------
                      Financial Information               9
                   -----------------------------------------
                   CONTRACT FEATURES
                   -----------------------------------------
                      The Contract                        9
                   -----------------------------------------
                      Purchases                          10
                   -----------------------------------------
                      Contract Value                     11
                   -----------------------------------------
                      Investment Alternatives            12
                   -----------------------------------------
                        The Variable Sub-Accounts        12
                   -----------------------------------------
                        The Fixed Account Options        12
                   -----------------------------------------
                        Transfers                        15
                   -----------------------------------------
                      Expenses                           18
                   -----------------------------------------
                      Other Expenses                     20
                   -----------------------------------------
                      Access to Your Money               20
                   -----------------------------------------

                                                                   PAGE
        ---------------------------------------------------------------
           Income Payments                                          21
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           Death Benefits                                           23
        ---------------------------------------------------------------
        OTHER INFORMATION
        ---------------------------------------------------------------
           More Information:                                        27
        ---------------------------------------------------------------
             Allstate Life                                          27
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             The Variable Account                                   28
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             The Funds                                              28
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             The Contract                                           29
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             Non-Qualified Annuities Held Within a Qualified
             Plan                                                   29
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             Legal Matters                                          30
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           Taxes                                                    30
        ---------------------------------------------------------------
           Annual Reports and Other Documents                       38
        ---------------------------------------------------------------
        STATEMENT OF ADDITIONAL INFORMATION TABLE OF CONTENTS       39
        ---------------------------------------------------------------
        APPENDIX A - ACCUMULATION UNIT VALUES AND NUMBER OF
         ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE
         SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED             40
        ---------------------------------------------------------------
        APPENDIX B - MARKET VALUE ADJUSTMENT                        52
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                               2     PROSPECTUS

IMPORTANT TERMS
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This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term.

                                                                 PAGE
           ----------------------------------------------------------
           Accumulation Phase                                       6
           ----------------------------------------------------------
           Accumulation Unit                                        9
           ----------------------------------------------------------
           Accumulation Unit Value                                  9
           ----------------------------------------------------------
           Annuitant                                                9
           ----------------------------------------------------------
           Automatic Additions Program                             10
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           Automatic Fund Rebalancing Program                      17
           ----------------------------------------------------------
           Beneficiary                                              9
           ----------------------------------------------------------
           Cancellation Period                                      4
           ----------------------------------------------------------
           *Contract                                            1, 29
           ----------------------------------------------------------
           Contract Anniversary                                     5
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           Contract Owner ("You")                                   9
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           Contract Value                                       5, 11
           ----------------------------------------------------------
           Contract Year                                            5
           ----------------------------------------------------------
           Death Benefit Anniversary                               23
           ----------------------------------------------------------
           Dollar Cost Averaging Program                           17
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           Due Proof of Death                                      23
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           Enhanced Death Benefit Rider                            24
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           Enhanced Death and Income Benefit Combination Rider     24
           ----------------------------------------------------------
           Fixed Account Options                                   12
           ----------------------------------------------------------

                                                      PAGE
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                      Free Withdrawal Amount            18
                      ------------------------------------
                      Funds                             28
                      ------------------------------------
                      Allstate Life ("We")           1, 27
                      ------------------------------------
                      Guarantee Periods                 13
                      ------------------------------------
                      Income Plan                       21
                      ------------------------------------
                      Investment Alternatives           12
                      ------------------------------------
                      Issue Date                         6
                      ------------------------------------
                      Market Value Adjustment           14
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                      Payout Phase                       6
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                      Payout Start Date              5, 21
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                      Right to Cancel                   11
                      ------------------------------------
                      SEC                                1
                      ------------------------------------
                      Settlement Value                  23
                      ------------------------------------
                      Systematic Withdrawal Program     21
                      ------------------------------------
                      Tax Qualified Contract         5, 33
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                      Treasury Rate                     14
                      ------------------------------------
                      Valuation Date                    11
                      ------------------------------------
                      Variable Account                  28
                      ------------------------------------
                      Variable Sub-Account              12
                      ------------------------------------

* If you purchase a group Contract, we will issue you a certificate that represents your ownership and that summarizes the provisions of the Contract. References to "Contract" in this prospectus include certificates, unless the context requires otherwise. In certain states, the Contract is available only as a group Contract.

                               3     PROSPECTUS

THE CONTRACT AT A GLANCE
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The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.

FLEXIBLE PAYMENTS        WE ARE NO LONGER OFFERING NEW CONTRACTS. You can add to your Contract as often and as much as you like, but each payment must be at least $500 ($100 for automatic purchase payments to the variable investment options). You must maintain a minimum account size of $1,000.
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RIGHT TO CANCEL          You may cancel your Contract within 20 days of receipt or any longer period as your state may require ("CANCELLATION PERIOD"). Upon cancellation we will return your purchase payments adjusted, to the extent federal or state law permits, to reflect the investment experience of any amounts allocated to the
                         Variable Account. The adjustment will reflect the deduction of mortality and expense risk charges and administrative expense charges. The amount you receive will be less applicable federal and state income tax withholding.
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EXPENSES                 You will bear the following expenses:

                         Total Variable Account annual fees equal to 1.10% of average daily net assets
                         (1.30% if you select the ENHANCED DEATH BENEFIT RIDER; 1.50% if you select the
                         ENHANCED DEATH AND INCOME BENEFIT COMBINATION RIDER (available with Contracts issued before July 27, 2000); and 1.60% if you select the ENHANCED DEATH AND
                         INCOME BENEFIT COMBINATION RIDER II (available with Contracts issued on or after July 27, 2000)).

                         .   Annual contract maintenance charge of $35 (with certain exceptions)

                         .   Withdrawal Charges ranging from 0% to 7% of payment withdrawn (with certain exceptions)

                         .   Transfer fee of $10 after 12/th/ transfer in any CONTRACT YEAR (fee currently waived)

                         .   State premium tax (if your state imposes one)

                         In addition, each Fund pays expenses that you will bear indirectly if you invest in a Variable Sub-Account.
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INVESTMENT ALTERNATIVES  The Contract offers 16 investment alternatives including:

                         .   3 Fixed Account Options (which credit interest at rates we guarantee)

                         .   13 Variable Sub-Accounts investing in Funds offering professional money management by Invesco Advisers, Inc..

                         To find out current rates being paid on the Fixed Account Options, or to find out how the Variable Sub-Accounts have performed, please call us at
                         1-800-457-7617.
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SPECIAL SERVICES         For your convenience, we offer these special services:

                         .   AUTOMATIC FUND REBALANCING PROGRAM

                         .   AUTOMATIC ADDITIONS PROGRAM

                         .   DOLLAR COST AVERAGING PROGRAM

                         .   SYSTEMATIC WITHDRAWAL PROGRAM
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INCOME PAYMENTS          You can choose fixed income payments, variable income payments, or a combination of the two. You can receive your income payments in one of the following ways:

                         .   life income with guaranteed payments

                         .   a joint and survivor life income with guaranteed payments

                         .   guaranteed payments for a specified period (5 to 30 years)
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                               4     PROSPECTUS

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DEATH BENEFITS  If you or the Annuitant (if the Contract is owned by a non-living person) die before the PAYOUT START DATE, we will pay the death benefit described in the
                Contract. We also offer an Enhanced Death Benefit Rider and an Enhanced
                Death and Income Benefit Combination Rider.
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TRANSFERS       Before the Payout Start Date, you may transfer your Contract value
                ("CONTRACT VALUE") among the investment alternatives, with certain restrictions.

                We do not currently impose a fee upon transfers. However, we reserve the right to charge $10 per transfer after the 12/th/ transfer in each "Contract
                Year," which we measure from the date we issue your contract or a Contract anniversary ("CONTRACT ANNIVERSARY").
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WITHDRAWALS     You may withdraw some or all of your Contract Value at anytime during the
                Accumulation Phase. Full or partial withdrawals are available under limited circumstances on or after the Payout Start Date.

                In general, you must withdraw at least $50 at a time ($1,000 for withdrawals made during the Payout Phase). Withdrawals in the Payout Phase are only available if the Payout Option is a Variable Income Payment using
                Guaranteed Payments for a Specified Period. Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. In a
                Tax Qualified Contract, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge and MARKET VALUE ADJUSTMENT also may apply.
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                               5     PROSPECTUS

HOW THE CONTRACT WORKS
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The Contract basically works in two ways. First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in up to 16 investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or Fixed Account Options. If you invest in the Fixed Account Options, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Funds.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS") described on page 21. You receive income payments during what we call the "PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Funds. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

                                  [FLOW CHART]



As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner, or if there is none, the BENEFICIARY will exercise the rights and privileges provided by the Contract. See "The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner, or if there is none, to your Beneficiary. See "Death Benefits."

Please call us at 1-800-457-7617 if you have any questions about how the Contract works.

                               6     PROSPECTUS

EXPENSE TABLE
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THE TABLE BELOW LISTS THE EXPENSES THAT YOU WILL BEAR DIRECTLY OR INDIRECTLY WHEN YOU BUY A CONTRACT. THE TABLE AND THE EXAMPLES THAT FOLLOW DO NOT REFLECT PREMIUM TAXES IMPOSED BY THE STATE WHERE YOU RESIDE. FOR MORE INFORMATION ABOUT VARIABLE ACCOUNT EXPENSES, SEE "EXPENSES," BELOW. FOR MORE INFORMATION ABOUT FUND EXPENSES, PLEASE REFER TO THE ACCOMPANYING PROSPECTUS FOR THE FUNDS.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal Charge (as a percentage of purchase payments)*

Number of Complete Years Since We Received the Purchase Payment Being Withdrawn  0   1   2   3   4   5   6   7+
----------------------------------------------------------------------------------------------------------------
Applicable Charge                                                                7%  7%  6%  6%  5%  4%  3%   0%
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Annual Contract Maintenance Charge                                                       $35.00**
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Transfer Fee                                                                            $10.00***
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* Each Contract Year, you may withdraw up to 15% of the Contract Value as of the beginning of the Contract Year without incurring a withdrawal charge or Market Value Adjustment.

** We will waive this charge in certain cases. See "Expenses."

*** Applies solely to the thirteenth and subsequent transfers within a Contract Year, excluding transfers due to dollar cost averaging and automatic fund rebalancing. We are currently waiving the transfer fee.

VARIABLE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF DAILY NET ASSET VALUE DEDUCTED FROM EACH VARIABLE SUB-ACCOUNT)

Basic Contract

      Mortality and Expense Risk Charge                            1.00%
      -------------------------------------------------------------------
      Administrative Expense Charge                                0.10%
      -------------------------------------------------------------------
      Total Variable Account Annual Expense                        1.10%
      -------------------------------------------------------------------

With Enhanced Death Benefit Rider

      Mortality and Expense Risk Charge                            1.20%
      -------------------------------------------------------------------
      Administrative Expense Charge                                0.10%
      -------------------------------------------------------------------
      Total Variable Account Annual Expense                        1.30%
      -------------------------------------------------------------------

With Enhanced Death and Income Benefit Rider*

      Mortality and Expense Risk Charge                            1.40%
      -------------------------------------------------------------------
      Administrative Expense Charge                                0.10%
      -------------------------------------------------------------------
      Total Variable Account Annual Expense                        1.50%
      -------------------------------------------------------------------

With Enhanced Death and Income Benefit Rider II**

      Mortality and Expense Risk Charge                            1.50%
      -------------------------------------------------------------------
      Administrative Expense Charge                                0.10%
      -------------------------------------------------------------------
      Total Variable Account Annual Expense                        1.60%
      -------------------------------------------------------------------

* For contracts issued before July 27, 2000.

** For contracts issued on or after July 27, 2000.

                               7     PROSPECTUS

FUND ANNUAL EXPENSES
(as a percentage of Fund average daily net assets)/(1)/

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. Advisers and/or other service providers of certain Funds may have agreed to waive their fees and/or reimburse Fund expenses in order to keep the Funds' expenses below specified limits. The range of expenses shown in this table does not show the effect of any such fee waiver or expense reimbursement. More detail concerning each Fund's fees and expenses appears in the prospectus for each Fund.

                             ANNUAL FUND EXPENSES

                                                               Minimum Maximum
  ----------------------------------------------------------------------------
  Total Annual Fund Operating Expenses/(1)/ (expenses that
  are deducted from Fund assets, which may include management fees, distribution and/or services (12b-1) fees, and other
  expenses)                                                     0.68%   1.76%
  ----------------------------------------------------------------------------

(1)Expenses are shown as a percentage of Fund average daily net assets (before any waiver or reimbursement) as of December 31, 2013.

EXAMPLE 1

This Example is intended to help you compare the cost of investing in the Contracts with the cost of investing in other variable annuity contracts. These costs include Contract Owner transaction expenses, Contract fees, Variable Account annual expenses, and Fund fees and expenses. The example below shows the dollar amount of expenses that you would bear directly or indirectly if you:

..   invested $10,000 in the Contract for the time periods indicated,

..   earned a 5% annual return on your investment, and

..   surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period, and elected the Enhanced Death and Income Benefit Combination Rider II.

The first line of the example assumes that the maximum fees and expenses of any of the Funds are charged. The second line of the example assumes that the minimum fees and expenses of any of the Funds are charged. Your actual expenses may be higher or lower than those shown below.

THE EXAMPLE DOES NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO PAY IF YOU SURRENDER YOUR CONTRACT.

                                                  1 Year 3 Years 5 Years 10 Years
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Costs Based on Maximum Annual Portfolio Expenses   $933  $1,540  $2,169   $3,630
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Costs Based on Minimum Annual Portfolio Expenses   $827  $1,226  $1,650   $2,623
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EXAMPLE 2

This Example uses the same assumptions as Example 1 above, except that it assumes you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each time period.

                                                  1 Year 3 Years 5 Years 10 Years
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Costs Based on Maximum Annual Portfolio Expenses   $338  $1,030  $1,744   $3,630
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Costs Based on Minimum Annual Portfolio Expenses   $232  $  716  $1,225   $2,623
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PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. YOUR ACTUAL EXPENSES MAY BE LOWER OR GREATER THAN THOSE SHOWN ABOVE. SIMILARLY, YOUR RATE OF RETURN MAY BE LOWER OR GREATER THAN 5%, WHICH IS NOT GUARANTEED. THE EXAMPLES DO NOT ASSUME THAT ANY FUND EXPENSE WAIVERS OR REIMBURSEMENT ARRANGEMENTS ARE IN EFFECT FOR THE PERIODS PRESENTED. THE ABOVE EXAMPLES ASSUME THE ELECTION OF THE ENHANCED DEATH AND INCOME BENEFIT COMBINATION RIDER II WITH A MORTALITY AND EXPENSE RISK CHARGE OF 1.50% (FOR CONTRACTS ISSUED ON OR AFTER JULY 27, 2000), AN ADMINISTRATIVE EXPENSE CHARGE OF 0.10% AND AN ANNUAL CONTRACT MAINTENANCE CHARGE OF $35. IF THE ENHANCED DEATH BENEFIT HAS NOT BEEN ELECTED, THE EXPENSE FIGURES SHOWN ABOVE WOULD BE SLIGHTLY LOWER. THE ABOVE EXAMPLES ASSUME TOTAL ANNUAL FUND EXPENSES LISTED IN THE EXPENSE TABLE WILL CONTINUE THROUGHOUT THE PERIODS SHOWN.

                               8     PROSPECTUS

FINANCIAL INFORMATION
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To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the "ACCUMULATION UNIT." Each Variable Sub-Account has a separate value for its Accumulation Units we call "ACCUMULATION UNIT VALUE." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund. Attached as Appendix A to this prospectus are tables showing the Accumulation Unit Values of each Variable Sub-Account since the date we first offered the Contracts. To obtain a fuller picture of each Variable Sub-Account's finances, please refer to the Variable Account's financial statements contained in the Statement of Additional Information.

The financial statements of Allstate Life and Allstate Financial Advisors Separate Account I also appear in the Statement of Additional Information. For a free copy of the Statement of Additional Information, please write or call us at 1-800- 457-7617.


THE CONTRACT
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CONTRACT OWNER
The AIM Lifetime Plus/SM/ II Variable Annuity is a contract between you (the Contract Owner) and Allstate Life, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

..   the investment alternatives during the Accumulation and Payout Phases,

..   the amount and timing of your Purchase Payments and withdrawals,

..   the programs you want to use to invest or withdraw money,

..   the income payment plan you want to use to receive retirement income,

..   the Annuitant (either yourself or someone else) on whose life the income payments will be based,

..   the Beneficiary or Beneficiaries who will receive the benefits that the
    Contract provides when the last surviving Contract Owner or Annuitant dies, and

..   any other rights that the Contract provides.

If you die, any surviving Contract Owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract.

The Contract cannot be jointly owned by both a non-living person and a living person. If the Contract Owner is a Grantor Trust, the Contract Owner will be considered a non-living person for purposes of this section and the Death Benefits section. The maximum age of the oldest Contract Owner cannot exceed age 90 as of the date we receive the completed application to purchase the Contract.

Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under certain retirement plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.

The Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Internal Revenue Code of 1986, as amended, ("Code") may limit or modify your rights and privileges under the Contract.

ANNUITANT
The Annuitant is the individual whose age determines the latest Payout Start Date and whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application to purchase the Contract. The maximum age of the Annuitant cannot exceed age 90 as of the date we receive the completed application to purchase the Contract. If the Contract Owner is a living person, you may change the Annuitant prior to the Payout Start Date. If a non-Qualified contract is held by a non-living person, any change in the Annuitant will be treated as the death of the Annuitant and will activate the distribution requirements outlined in the Death Benefit section. In our discretion, we may permit you to designate a joint Annuitant, who is a second person on whose life income payments depend, on the Payout Start Date. If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

..   the youngest Contract Owner if living, otherwise

..   the youngest Beneficiary.

BENEFICIARY
The Beneficiary is the person who may elect to receive the death benefit or become the new Contract Owner subject to the Death of Owner provision if the sole surviving Contract Owner dies before the Payout Start Date. (See section titled "Death Benefits" for details.) If the sole surviving Contract Owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

You may name one or more Beneficiaries when you apply for a Contract. You may also name one or more contingent Beneficiaries who will receive any death

                               9     PROSPECTUS
benefit or guaranteed income benefit if there are no surviving primary Beneficiaries upon the death of the sole surviving Contract Owner. You may change or add Beneficiaries at any time by writing to us unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed and filed with us. Any change will be effective at the time you sign the written notice, whether or not the Annuitant is living when we receive the notice. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly.

If you did not name a Beneficiary or if the named Beneficiary is no longer living and there are no other surviving Beneficiaries, the new Beneficiary will be:

..   your spouse or, if he or she is no longer alive,

..   your surviving children equally, or if you have no surviving children,

..   your estate.

If more than one Beneficiary survives you, we will divide the death benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the Death Benefit in equal amounts to the surviving Beneficiaries.

You may restrict income payments to Beneficiaries by providing us a written request. Once we accept the written request, the change or restriction will take effect as of the date you signed the request. Any change is subject to any payment we make or other action we take before we accept the change.

MODIFICATION OF THE CONTRACT
Only an Allstate Life officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT
No Owner has a right to assign any interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the Assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.

PURCHASES
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MINIMUM PURCHASE PAYMENTS
Your initial Purchase Payment must be at least $5,000 ($2,000 for a Tax Qualified Contract). All subsequent Purchase Payments must be $500 or more. The maximum Purchase Payment is $2,000,000 without prior approval. We reserve the right to reduce the minimum Purchase Payment and to change the maximum Purchase Payment. You may make Purchase Payments of at least $500 at any time prior to the Payout Start Date. We also reserve the right to reject any application. We may apply certain limitations, restrictions, and/or underwriting standards as a condition of acceptance of purchase payments.

MINIMUM AND MAXIMUM ALLOWABLE AGE
You can purchase a Contract if, as of the date we receive the completed application you are between your state's age of majority and 90. If the Owner is a non-living person, then the Annuitant must be between the ages of 0 and 90, as of the date we receive the completed application.

AUTOMATIC ADDITIONS PROGRAM
You may make additional Purchase Payments of at least $100 ($500 for allocation to the Fixed Account Options) by automatically transferring money from your bank account. Please consult with your sales representative for detailed information.

ALLOCATION OF PURCHASE PAYMENTS
At the time you apply for a Contract, you must decide how to allocate your Purchase Payment among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing. We reserve the right to limit the availability of the Investment Alternatives.

We will allocate your Purchase Payments to the Investment Alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent Purchase Payments according to the allocation for the previous Purchase Payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial Purchase Payment that accompanies your completed application to your Contract

                               10     PROSPECTUS
within 2 business days after we receive the payment at our service center. (Mailing address: P.O. Box 758566, Topeka, KS 66675-8566). If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial Purchase Payment to your Contract within that 5 business day period. If you do not, we will return your Purchase Payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent Purchase Payments to the Contract at the close of the business day on which we receive the Purchase Payment at our service center.

We use the term "BUSINESS DAY" to refer to each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as "VALUATION DATES." Our business day closes when the New York Stock Exchange closes, usually 4 p.m. Eastern Time (3 p.m. Central Time). If we receive your Purchase Payment after 3 p.m. Central Time on any Valuation Date, we will credit your Purchase Payment using the Accumulation Unit Values computed on the next Valuation Date.

There may be circumstances where the New York Stock Exchange is open, however, due to inclement weather, natural disaster or other circumstances beyond our control, our offices may be closed or our business processing capabilities may be restricted. Under those circumstances, your Contract Value may fluctuate based on changes in the Accumulation Unit Values, but you may not be able to transfer Contract Value, or make a purchase or redemption request.

With respect to any purchase payment that is pending investment in our Variable Account, we may hold the amount temporarily in a suspense account and may earn interest on amounts held in that suspense account. You will not be credited with any interest on amounts held in that suspense account.

RIGHT TO CANCEL
You may cancel your Contract by returning it to us within the Cancellation Period, which is the 20 day period after you receive the Contract, or such longer period that your state may require. You may return it by delivering it or mailing it to us. If you exercise this "RIGHT TO CANCEL," the Contract terminates and we will pay you the full amount of your Purchase Payments allocated to the Fixed Account. We also will return your Purchase Payments allocated to the Variable Account adjusted, to the extent federal or state law permits, to reflect investment gain or loss and applicable charges that occurred from the date of allocation through the date of cancellation. The amount you receive will be less applicable federal and state income tax withholding. Some states may require us to return a greater amount to you. If your Contract is an IRA qualified under Code Section 408(b), we will refund the greater of any purchase payment or the Contract Value.

CONTRACT VALUE
--------------------------------------------------------------------------------

On the Issue Date, your Contract Value is equal to your initial Purchase Payment. Thereafter, your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Sub-Accounts you have selected, plus the value of your investment in the Fixed Account Options.

ACCUMULATION UNITS
To determine the number of Accumulation Units of each Variable Sub-Account to credit to your Contract, we divide (i) the amount of the Purchase Payment you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 Purchase Payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract.

ACCUMULATION UNIT VALUE
As a general matter, the Accumulation Unit Value for each Variable Sub-Account will rise or fall to reflect:

..   changes in the share price of the Fund in which the Variable Sub-Account invests, and

..   the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine contract maintenance charges, withdrawal charges, and transfer fees (currently waived) separately for each Contract. They do not affect the Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we compute Accumulation Unit Value, please refer to the Statement of Additional Information. We determine a separate Accumulation Unit Value for each Variable Sub-Account on each Valuation Date. We also determine a separate set of Accumulation Unit Values reflecting the cost of the Enhanced Death Benefit Rider and the Enhanced Death and Income Benefit Combination Rider, and the Enhanced Death and Income Benefit Combination Rider II described on pages 24 and 25.

YOU SHOULD REFER TO THE PROSPECTUS FOR THE FUNDS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH FUND ARE VALUED, SINCE THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE CORRESPONDING VARIABLE SUB-ACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.

                               11     PROSPECTUS

INVESTMENT ALTERNATIVES: THE VARIABLE SUB-ACCOUNTS
--------------------------------------------------------------------------------


You may allocate your purchase payments to up to 13 Variable Sub-Accounts. Each Variable Sub-Account invests in the shares of a corresponding Fund. Each Fund has its own investment objective(s) and policies. We briefly describe the Funds below.

For more complete information about each Fund, including expenses and risks associated with the Fund, please refer to the prospectus for the Fund. We will mail you a prospectus for each Fund related to the Variable Sub-Account to which you allocate your Purchase payment. You should carefully consider the investment objectives, risks, charges and expenses of the investment alternatives when making an allocation to the Variable Sub-Accounts. To obtain any or all of the underlying Portfolio prospectuses, please contact us at 1-800-457-7617. Invesco Advisers, Inc. serves as the investment advisor to each Fund.


SERIES I SHARES:                         EACH FUND SEEKS                                INVESTMENT ADVISOR
----------------------------------------------------------------------------------------------------------------
Invesco V.I. Equity and Income Fund -    Capital appreciation and current income
 Series I
----------------------------------------------------------------------------------------
Invesco V.I. Value Opportunities Fund -  Long-term growth of capital
 Series I/(1)/
----------------------------------------------------------------------------------------
Invesco V.I. Mid Cap Growth Portfolio -  Capital growth
 Series I
----------------------------------------------------------------------------------------
Invesco V.I. Core Equity Fund - Series I Long-term growth of capital
----------------------------------------------------------------------------------------
Invesco V.I. Diversified Income Fund -   Total return, comprised of current income and
 Series I                                 capital appreciation                          INVESCO ADVISERS, INC.*
----------------------------------------------------------------------------------------
Invesco V.I. Government Securities Fund  Total return, comprised of current income and
 - Series I                               capital appreciation
----------------------------------------------------------------------------------------
Invesco V.I. High Yield Fund - Series I  Total return, comprised of current income and capital appreciation
----------------------------------------------------------------------------------------
Invesco V.I. International Growth Fund   Long-term growth of capital
 - Series I
----------------------------------------------------------------------------------------
Invesco V.I. American Franchise Fund -   Capital appreciation
 Series I
----------------------------------------------------------------------------------------
Invesco V.I. Mid Cap Core Equity Fund -  Long-term growth of capital
 Series I
----------------------------------------------------------------------------------------
Invesco V.I. Money Market Fund -         Provide current income consistent with the
 Series I                                 preservation of capital and liquidity
----------------------------------------------------------------------------------------
Invesco V.I. Technology Fund - Series I  Long-term growth of capital
----------------------------------------------------------------------------------------
Invesco V.I. Managed Volatility Fund -   Capital appreciation and current income while
 Series I/(2)/                            managing portfolio volatility
----------------------------------------------------------------------------------------

(1)Effective August 19, 2011, the Invesco V.I. Value Opportunities - Series I Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date may not invest in the Variable Sub-Account.

(2)Effective on or about April 30, 2014, the Invesco V.I. Managed Volatility Fund - Series I acquired the Invesco V.I. Utilities Fund - Series I.

* The investment objective(s) of each Sub-Account may be changed by the Fund's Board of Directors without shareholder approval.

Amounts you allocate to Variable Sub-Accounts may grow in value, decline in value, or grow less than you expect, depending on the investment performance of the Funds in which those Variable Sub-Accounts invest. You bear the investment risk that the Funds might not meet their investment objectives. Shares of the Funds are not deposits, or obligations of, or guaranteed or endorsed by any bank and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.
INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT OPTIONS
--------------------------------------------------------------------------------

You may allocate all or a portion of your Purchase Payments to the Fixed Account. You may choose from among 3 Fixed Account Options including 2 Dollar Cost Averaging Options and the option to invest in one or more Guarantee Periods. The Fixed Account Options may not be available in all states. Please consult with your sales representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to a

                               12     PROSPECTUS

Fixed Account Option does not entitle you to share in the investment experience of the Fixed Account.

DOLLAR COST AVERAGING OPTIONS
You may establish a Dollar Cost Averaging Program, as described on page 17, by allocating purchase payments to the Fixed Account either for 6 months (the "6 Month Dollar Cost Averaging Option") or for 12 months (the "12 Month Dollar
Cost Averaging Option"). Your purchase payments will earn interest for the period you select at the current rates in effect at the time of allocation. Rates may differ from those available for the Guarantee Periods described below.

You must transfer all of your money out of the 6 or 12 Month Dollar Cost Averaging Options to other investment alternatives in equal monthly installments beginning within 30 days of allocation. The number of monthly installments must be no more than 6 for the 6 Month Dollar Cost Averaging Option, and no more than 12 for the 12 Month Dollar Cost Averaging Option.

If we do not receive allocation instructions from you within one month of the date of the payment, the payment plus associated interest will be transferred to the Money Market Variable Sub-Account in equal monthly installments using the longest transfer period being offered at the time the Purchase Payment is made.

At the end of the applicable transfer period, any nominal amounts remaining in the Dollar Cost Averaging Option will be allocated to the Money Market Variable Sub-Account.

Transfers out of the 6 or 12 Month Dollar Cost Averaging Options do not count towards the 12 transfers you can make without paying a transfer fee.

You may not transfer funds from other Investment Alternatives to either the 6 or 12 Month Dollar Cost Averaging Options. The 6 or 12 Month Dollar Cost Averaging Options may not be available in your state.

GUARANTEE PERIODS
Each payment or transfer allocated to the Guaranteed Maturity Fixed Account earns interest at a specified rate that we guarantee for a period of years. Guarantee Periods may range from 1 to 10 years. In the future, we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

You select a Guarantee Period for each purchase or transfer. If you do not select a Guarantee Period, we will assign the same period(s) you selected for your most recent purchase payment, if available. We reserve the right to limit the number of additional purchase payments that you may allocate to this Option. Each Purchase Payment or transfer allocated to a Guarantee Period must be at least $500.

The Guarantee Periods may not be available in your state.

INTEREST RATES
We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may declare different interest rates for Guarantee Periods of the same length that begin at different times. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. WE DETERMINE THE INTEREST RATES TO BE DECLARED IN OUR SOLE DISCRETION. WE CAN NEITHER PREDICT NOR GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE. For current interest rate information, please contact your sales representative or Allstate Life at 1-800-457-7617. The interest rates we credit will never be less than the minimum guaranteed rate stated in the Contract.

HOW WE CREDIT INTEREST
We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period. The following example illustrates how a purchase payment allocated to this Option would grow, given an assumed Guarantee Period and annual interest rate:

                         Purchase Payment      $ 10,000
                         Guarantee Period       5 years
                         Annual Interest Rate     4.50%

                               13     PROSPECTUS

                                                         END OF CONTRACT YEAR
                                          YEAR 1     YEAR 2     YEAR 3     YEAR 4     YEAR 5
----------------------------------------------------------------------------------------------
Beginning Contract Value                $10,000.00
  X (1 + Annual Interest Rate)            X  1.045
                                        ----------
                                        $10,450.00
Contract Value at end of Contract Year             $10,450.00
  X (1 + Annual Interest Rate)                       X  1.045
                                                   ----------
                                                   $10,920.25
Contract Value at end of Contract Year                        $10,920.25
  X (1 + Annual Interest Rate)                                  X  1.045
                                                              ----------
                                                              $11,411.66
Contract Value at end of Contract Year                                   $11,411.66
  X (1 + Annual Interest Rate)                                             X  1.045
                                                                         ----------
                                                                         $11,925.19
Contract Value at end of Contract Year                                              $11,925.19
  X (1 + Annual Interest Rate)                                                        X  1.045
                                                                                    ----------
                                                                                    $12,461.82

TOTAL INTEREST CREDITED DURING GUARANTEE PERIOD = $2,461.82 ($12,461.82-$10,000)

This example assumes no withdrawals during the entire 5 year Guarantee Period. If you were to make a partial withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. The hypothetical interest rate is for illustrative purposes only and is not intended to predict current or future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above but will never be less than the guaranteed minimum rate stated in the Contract, if any.

RENEWALS. Prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

1) Take no action. We will automatically apply your money to a new Guarantee Period of the same length as the expired Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for a Guarantee Period of that length; or

2) Instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3) Instruct us to transfer all or a portion of your money to one or more Variable Sub-Accounts of the Variable Account. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or

4) Withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. You may also be required to pay income taxes, premium taxes, and be subject to withholding (if applicable). The amount withdrawn will be deemed to have been withdrawn on the day the previous Guarantee Period ends. Amounts not withdrawn will be applied to a new Guarantee Period of the same length as the previous Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends.

MARKET VALUE ADJUSTMENT. All withdrawals in excess of the Free Withdrawal Amount, transfers, and amounts applied to an Income Plan from a Guarantee Period, other than those taken during the 30 day period after such Guarantee Period expires, are subject to a Market Value Adjustment. A Market Value Adjustment may apply in the calculation of the Settlement Value described below in the "Death Benefit Amount" section below. We will not apply a Market Value Adjustment to a transfer you make as part of a Dollar Cost Averaging Program. We also will not apply a Market Value Adjustment to a withdrawal you make:

..   within the Free Withdrawal Amount as described on page 18,

..   when exercising the confinement, unemployment, widow withdrawals or terminal illness waivers, or

..   to satisfy IRS minimum distribution rule for the Contract.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time it is removed from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the Guarantee Period when you remove your money. "TREASURY RATE" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Statistical Release H.15.

                               14     PROSPECTUS

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value Adjustment and any withdrawal charge, income tax, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than the purchase payment plus interest at the minimum guaranteed interest rate under the Contract.

Generally, if the original Treasury Rate at the time you allocate money to a Guarantee Period is higher than the applicable current Treasury Rate, then the Market Value Adjustment will result in a higher amount payable to you, transferred, or applied to an Income Plan. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable current Treasury Rate, then the Market Value Adjustment will result in a lower amount payable to you, transferred, or applied to an Income Plan.

For example, assume that you purchase a Contract and you select an initial Guarantee Period of 5 years and the 5 year Treasury Rate for that duration is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 5 year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 5 year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

INVESTMENT ALTERNATIVES: TRANSFERS
--------------------------------------------------------------------------------

TRANSFERS DURING THE ACCUMULATION PHASE
During the Accumulation Phase, you may transfer your Contract Value among the investment alternatives. Transfers are not permitted into the 6 or 12 Month Dollar Cost Averaging Options. You may request transfers in writing on a form that we provide or by telephone according to the procedure described below. The minimum amount that you may transfer into a Guarantee Period is $500. We currently do not assess, but reserve the right to assess, a $10 charge on each transfer in excess of 12 per Contract Year. We treat transfers to or from more than one Fund on the same day as one transfer.

We will process transfer requests that we receive before 3:00 p.m. Central Time on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 3:00 p.m. Central Time on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account Options for up to 6 months from the date we receive your request. If we decide to postpone transfers from any Fixed Account Option for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

If you transfer an amount from a Guarantee Period other than during the 30 day period after a Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment.

We reserve the right to waive any transfer restrictions.

TRANSFERS DURING THE PAYOUT PHASE
During the Payout Phase, you may make transfers among the Variable Sub-Accounts to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. In addition, you will have a limited ability to make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any of your fixed income payments into variable income payments. You may not make any transfers for the first 6 months after the Payout Start Date. Thereafter, you may make transfers among the Variable Sub-Accounts or make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. Your transfers must be at least 6 months apart.

TELEPHONE TRANSFERS
You may make transfers by telephone by calling 1-800-457-7617. The cut off time for telephone transfer requests is 3:00 p.m. Central Time. In the event that the New York Stock Exchange closes early, i.e., before 3:00 p.m. Central Time, or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange.

We may suspend, modify or terminate the telephone transfer privileges, as well as any other electronic or automated means we previously approved, at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying

                               15     PROSPECTUS
information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

MARKET TIMING & EXCESSIVE TRADING
The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Fund and raise its expenses, which can impair Fund performance and adversely affect your Contract Value. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.

We seek to detect market timing or excessive trading activity by reviewing trading activities. Funds also may report suspected market-timing or excessive trading activity to us. If, in our judgment, we determine that the transfers are part of a market timing strategy or are otherwise harmful to the underlying Fund, we will impose the trading limitations as described below under "Trading Limitations." Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.

While we seek to deter market timing and excessive trading in Variable Sub-Accounts, because our procedures involve the exercise of reasonable judgment, we may not identify or prevent some market timing or excessive trading. Moreover, imposition of trading limitations is triggered by the detection of market timing or excessive trading activity, and the trading limitations are not applied prior to detection of such trading activity. Therefore, our policies and procedures do not prevent such trading activity before it is detected. As a result, some investors may be able to engage in market timing and excessive trading, while others are prohibited, and the Fund may experience the adverse effects of market timing and excessive trading described above.

TRADING LIMITATIONS
We reserve the right to limit transfers among the investment alternatives in any Contract year, require that all future transfer requests be submitted through U.S. Postal Service First Class Mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery, or to refuse any transfer request, if:

..   we believe, in our sole discretion, that certain trading practices, such as excessive trading, by, or on behalf of, one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or on the share prices of the corresponding Fund or otherwise would be to the disadvantage of other Contract Owners; or

..   we are informed by one or more of the Funds that they intend to restrict the purchase, exchange, or redemption of Fund shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Fund shares.

In making the determination that trading activity constitutes market timing or excessive trading, we will consider, among other things:

..   the total dollar amount being transferred, both in the aggregate and in the transfer request;

..   the number of transfers you make over a period of time and/or the period of time between transfers (note: one set of transfers to and from a Variable Sub-Account in a short period of time can constitute market timing);

..   whether your transfers follow a pattern that appears designed to take advantage of short term market fluctuations, particularly within certain Variable Sub-Account underlying Funds that we have identified as being susceptible to market timing activities (e.g., International, High Yield, and Small Cap Variable Sub-Accounts);

..   whether the manager of the underlying Fund has indicated that the transfers interfere with Fund management or otherwise adversely impact the Fund; and

..   the investment objectives and/or size of the Variable Sub-Account underlying Fund.

We seek to apply these trading limitations uniformly. However, because these determinations involve the exercise of discretion, it is possible that we may not detect some market timing or excessive trading activity. As a result, it is possible that some investors may be able to engage in market timing or excessive trading activity, while others are prohibited, and the Fund may experience the adverse effects of market timing and excessive trading described above.

If we determine that a Contract Owner has engaged in market timing or excessive trading activity, we will require that all future transfer requests be submitted through U.S. Postal Service First Class Mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery. If we determine that a Contract Owner continues to engage in a pattern of market timing or excessive trading activity we will restrict that Contract Owner from making future additions or transfers into the impacted Variable Sub-Account(s) or will restrict that Contract Owner from making future additions or transfers into the class of Variable Sub-Account(s) if the Variable

                               16     PROSPECTUS

Sub-Accounts(s) involved are vulnerable to arbitrage market timing trading activity (e.g., International, High Yield, and Small Cap Variable Sub-Accounts).

In our sole discretion, we may revise our Trading Limitations at any time as necessary to better deter or minimize market timing and excessive trading or to comply with regulatory requirements.

SHORT TERM TRADING FEES
The underlying Funds are authorized by SEC regulation to adopt and impose redemption fees if a Fund's Board of Directors determines that such fees are necessary to minimize or eliminate short-term transfer activity that can reduce or dilute the value of outstanding shares issued by the Fund. The Fund will set the parameters relating to the redemption fee and such parameters may vary by Fund. If a Fund elects to adopt and charge redemption fees, these fees will be passed on to the Contract Owner(s) responsible for the short-term transfer activity generating the fee.

We will administer and collect redemption fees in connection with transfers between the Variable Sub-Accounts and forward these fees to the Fund. Please consult the Fund's prospectus for more complete information regarding the fees and charges associated with each Fund.

DOLLAR COST AVERAGING PROGRAM
You may make transfers automatically through dollar cost averaging prior to the Payout Start Date. There are three different ways to use the Dollar Cost Averaging Program:

1) You may allocate purchase payments to the Fixed Account Options for the specific purpose of dollar cost averaging.

2) You may dollar cost average out of any Variable Sub-Account into any other Variable Sub-Account(s).

3) You may transfer interest credited from a Guarantee Period(s) to any Variable Sub-Account without application of a Market Value Adjustment.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this Program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market.

AUTOMATIC FUND REBALANCING PROGRAM
Once you have allocated your money among the Variable Sub-Accounts, the performance of each Variable Sub-Account may cause a shift in the percentage you allocated to each Variable Sub-Account. If you select our Automatic Fund Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account will not be included in the rebalancing.

We will rebalance your account each quarter according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your written or telephone request. We are not responsible for rebalancing that occurs prior to receipt of proper notice of your request.

Example:

   Assume that you want your initial purchase payment split among 2 Variable Sub-Accounts. You want 40% to be in the Invesco V.I. Diversified Income Variable Sub-Account and 60% to be in the Invesco Van Kampen V.I. American Franchise Variable Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the Invesco V.I. Diversified Income Variable Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the Invesco V.I. Diversified Income Variable Sub-Account and use the money to buy more units in the Invesco Van Kampen V.I. American Franchise Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

The Automatic Fund Rebalancing Program is available only during the Accumulation Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.

Fund rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.

                               17     PROSPECTUS

EXPENSES
--------------------------------------------------------------------------------


As a Contract Owner, you will bear, directly or indirectly, the charges and expenses described below.

CONTRACT MAINTENANCE CHARGE
During the Accumulation Phase, on each Contract Anniversary, we will deduct a $35 contract maintenance charge from your Contract Value invested in each Variable Sub-Account in proportion to the amount invested. During the Payout Phase, we will deduct the charge proportionately from each income payment.

The charge is to compensate us for the cost of administering the Contracts and the Variable Account. Maintenance costs include expenses we incur in processing purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract owners and regulatory agencies. We cannot increase the charge. We will waive this charge if:

..   total purchase payments equal $50,000 or more, or

..   all money is allocated to the Fixed Account Options, as of the Contract
    Anniversary.

After the Payout Start Date, we will waive this charge if:

..   as of the Payout Start Date, the Contract Value is $50,000 or more, or

..   all income payments are fixed amount income payments.

If you surrender your Contract, we will deduct a full contract maintenance charge unless your Contract qualifies for a waiver.

MORTALITY AND EXPENSE RISK CHARGE
We deduct a mortality and expense risk charge daily at an annual rate of 1.00% of the average daily net assets you have invested in the Variable Sub-Accounts (1.20% if you select the Enhanced Death Benefit Rider, 1.40% if you select the Enhanced Death and Income Benefit Combination Rider (available with contracts issued before July 27, 2000), and 1.50% for Contracts with the Enhanced Death and Income Benefit Combination Rider II (available with Contracts issued on or after July 27, 2000)). The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will not be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then Allstate Life will bear the loss. We charge additional amounts for the Enhanced Death Benefit and Enhanced Death and Income Benefit Combination riders to compensate us for the additional risk that we accept by providing each rider. Neither the Enhanced Death Benefit Rider, the Enhanced Death and Income Benefit Combination Rider, or Enhanced Death and Income Benefit Combination Rider II are available under a Contract that is continued by a surviving spouse. After the death of the Contract Owner, if the surviving spouse elects to continue the Contract in the Accumulation Phase, then the mortality and expense risk charge will be 1.00% from the date we determine the value of the death benefit through the remainder of the life of the continued Contract.

We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase.

ADMINISTRATIVE EXPENSE CHARGE
We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. No necessary relationship exists between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributable to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We guarantee that we will not raise this charge.

TRANSFER FEE
We do not currently impose a fee upon transfers among the investment alternatives. However, we reserve the right to charge $10 per transfer after the 12th transfer in each Contract Year. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging Program or Automatic Fund Rebalancing Program.

WITHDRAWAL CHARGE
We may assess a Withdrawal Charge of up to 7% of the Purchase Payment(s) you withdraw. The charge declines to 0% after 7 complete years from the date we received the Purchase Payment being withdrawn. A schedule showing how the charge declines appears on page 7, above. During each Contract Year, you can withdraw up to 15% of the Contract Value as of the beginning of that Contract Year without paying the charge. Unused portions of this 15% "FREE WITHDRAWAL AMOUNT" are not carried forward to future Contract Years. We will deduct Withdrawal Charges, if applicable, from the amount paid. For purposes of the Withdrawal Charge, we will treat withdrawals as coming from the oldest Purchase Payments first. However, for federal income tax purposes, earnings are considered to come out first, which means you pay taxes on the earnings portion of your withdrawal.

If you make a withdrawal before the Payout Start Date, we will apply the Withdrawal Charge percentage in effect on the date of the withdrawal, or the Withdrawal Charge percentage in effect on the following day, whichever is lower.

                               18     PROSPECTUS

We do not apply a Withdrawal Charge in the following situations:

..   on the Payout Start Date (a Withdrawal Charge may apply if you elect to receive income payments for a specified period of less than 120 months);

..   the death of the Contract Owner or Annuitant (unless the settlement value is used);

..   withdrawals taken to satisfy IRS minimum distribution rules for the
    Contract; or

..   withdrawals that qualify for one of the waivers described below.

We use the amounts obtained from the Withdrawal Charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the Withdrawal Charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fees described above, to make up any difference. Withdrawals also may be subject to tax penalties or income tax and a Market Value Adjustment. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

CONFINEMENT WAIVER. We will waive the Withdrawal Charge and any Market Value Adjustment on all withdrawals taken prior to the Payout Start Date under your Contract if the following conditions are satisfied:

1. you, or the Annuitant if the Contract is owned by a non-living person, are first confined to a long term care facility or a hospital (as defined in the Contract) for at least 90 consecutive days. You or the Annuitant must enter the long term care facility or hospital at least 30 days after the Issue Date;

2. we must receive your request for the withdrawal and due proof (as defined in the Contract) of the stay no later than 90 days following the end of your or the Annuitant's stay at the long term care facility or hospital; and

3. a physician must have prescribed the stay and the stay must be medically necessary (as defined in the Contract).

You may not claim this benefit if you, or the Annuitant, or a member of your or the Annuitant's immediate family (as defined in the Contract), is the physician prescribing your or the Annuitant's stay in a long term care facility.

TERMINAL ILLNESS WAIVER. We will waive the Withdrawal Charge and any Market Value Adjustment on all withdrawals taken prior to the Payout Start Date under your Contract if:

1. you (or the Annuitant if the Contract Owner is not a living person) are first diagnosed by a physician (we may require a second or a third opinion) with a terminal illness (as defined in the Contract) at least 30 days after the Issue Date; and

2.  you claim this benefit and deliver adequate proof of diagnosis to us.

UNEMPLOYMENT WAIVER. We will waive the Withdrawal Charge and any Market Value Adjustment on one partial or a full withdrawal taken prior to the Payout Start Date under your Contract, if you meet the following requirements:

1.  you or the Annuitant become unemployed at least one year after the Issue
Date;

2. you or the Annuitant have been granted unemployment compensation (as defined in the Contract) for at least 30 days as a result of that unemployment and we receive due proof thereof (as defined in the Contract) prior to or at the time of the withdrawal request; and

3. you or the Annuitant exercise this benefit within 180 days of your or the Annuitant's initial receipt of unemployment compensation.

You may exercise this benefit once during the life of your Contract. This waiver applies upon the unemployment of the Annuitant only if the Contract Owner is not a living person.

Please refer to your Contract for more detailed information about the terms and conditions of these waivers.

The laws of your state may limit the availability of these waivers and may also change certain terms and/or benefits available under the waivers. You should consult your Contract for further details on these variations. Also, even if you are not required to pay our Withdrawal Charge because of these waivers, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax adviser to determine the effect of a withdrawal on your taxes.

PREMIUM TAXES
Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the Contract is issued, others are due when income payments begin or upon surrender. Our current practice is not to charge anyone for these taxes until income payments begin or when a total withdrawal occurs, including payment upon death. We may discontinue this practice sometime in the future and deduct premium taxes from the purchase payments. Premium taxes generally range from 0% to 4%, depending on the state. At the Payout Start Date, if applicable, we deduct the charge for premium taxes from each investment alternative in the proportion that the Contract value in the investment alternative bears to the total Contract Value.

                               19     PROSPECTUS

DEDUCTION FOR SEPARATE ACCOUNT INCOME TAXES
We are not currently maintaining a provision for taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the Taxes Section.


OTHER EXPENSES
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Each Fund deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Fund whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectus for the Funds. For a summary of current estimates of those charges and expenses, see pages 7 and 8.

We receive compensation from Invesco Advisers, Inc., for administrative services we provide to the Funds. We collect this compensation under an agreement between us and Invesco Advisers, Inc., and is calculated based on percentages of the average assets allocated to each Fund.

ACCESS TO YOUR MONEY
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You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. Withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page 21.

The amount payable upon withdrawal is the Contract Value next computed after we receive the request for a withdrawal at our service center, adjusted by any Market Value Adjustment, less any withdrawal charges, contract maintenance charges, income tax withholding, penalty tax, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances.

You can withdraw money from the Variable Account or the Fixed Account Options. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes.

You have the opportunity to name the Investment Alternative(s) from which you are taking the withdrawal. If none is specified, we will deduct your withdrawal pro-rata from the Investment Alternatives according to the value of your investments therein.

In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire interest in a Variable Sub-Account.

If you request a total withdrawal, we may require you to return your Contract to us. We also will deduct a contract maintenance charge of $35, unless we have waived the contract maintenance charge on your Contract.

Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

WRITTEN REQUESTS AND FORMS IN GOOD ORDER.
Written requests must include sufficient information and/or documentation, and be sufficiently clear, to enable us to complete your request without the need to exercise discretion on our part to carry it out. You may contact our Customer Service Center to learn what information we require for your particular request to be in "good order." Additionally, we may require that you submit your request on our form. We reserve the right to determine whether any particular request is in good order, and to change or waive any good order requirements at any time.

POSTPONEMENT OF PAYMENTS
We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2.   An emergency exists as defined by the SEC; or

3.   The SEC permits delay for your protection.

We may delay payments or transfers from the Fixed Account Options for up to 6 months or shorter period if required by law. If we delay payment or transfer for 30 days or more, we will pay interest as required by law. Any interest would be payable from the date we receive the withdrawal request to the date we make the payment or transfer.

                               20     PROSPECTUS

SYSTEMATIC WITHDRAWAL PROGRAM
You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $50. At our discretion, systematic withdrawals may not be offered in conjunction with the Dollar Cost Averaging or Automatic Fund Rebalancing Programs.

Depending on fluctuations in the accumulation unit value of the Variable Sub-Accounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. Systematic withdrawal payments are subject to any applicable withdrawal charges and market value adjustments. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

MINIMUM CONTRACT VALUE
If your request for a partial withdrawal would reduce the Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. Before terminating any Contract whose value has been reduced by withdrawals to less than $1,000, we would inform you in writing of our intention to terminate your Contract and give you at least 30 days in which to make an additional Purchase Payment to restore your Contract's value to the contractual minimum of $1,000. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges, and taxes.

INCOME PAYMENTS
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PAYOUT START DATE
You select the Payout Start Date in your application. The Payout Start Date is the day that we apply your Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, to an Income Plan. The Payout Start Date must be no later than the Annuitant's 90th birthday, or the 10th Contract Anniversary, if later.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.

INCOME PLANS
An "Income Plan" is a series of payments on a scheduled basis to you or to another person designated by you. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.

Three Income Plans are available under the Contract. Each is available to provide:

..   fixed income payments;

..   variable income payments; or

..   a combination of the two.

A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the "basis". Once the basis in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

The three Income Plans are:

INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 3 - GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD (5 YEARS TO 30 YEARS). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. Income payments for less than 120 months may be subject to a withdrawal charge. We will deduct the mortality and expense risk charge from the Variable Sub-Account assets which support variable income payments even though we do not bear any mortality risk.

                               21     PROSPECTUS

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment.

Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving variable income payments that do not depend on the life of the Annuitant (such as under Income Plan 3). In that case you may terminate all or a portion of the Variable Account portion of the income payments at any time and receive a lump sum equal to the present value of the remaining variable payments associated with the amount withdrawn. To determine the present value of any remaining variable income payments being withdrawn, we use a discount rate equal to the assumed annual investment rate that we use to compute such variable income payments. The minimum amount you may withdraw under this feature is $1,000. A withdrawal charge may apply. We also deduct applicable premium taxes from the Contract Value at the Payout Start Date.

We may make other Income Plans available. You may obtain information about them by writing or calling us.

You may apply all or part of your Contract Value to an Income Plan. If you elected the Enhanced Death and Income Benefit Combination Rider, you may be able to apply an amount greater than your Contract Value. You must apply at least the Contract Value in the Fixed Account Options on the Payout Start Date to fixed income payments. If you wish to apply any portion of your Fixed Account Option balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable Account to variable income payments and your Contract Value in the Fixed Account Options to fixed income payments. We will apply your Contract Value, adjusted by any applicable Market Value Adjustment, less applicable taxes to your Income Plan on the Payout Start Date. If the Contract Value is less than $2,000 or not enough to provide an initial payment of at least $20, and state law permits, we may:

..   pay you the Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

..   reduce the frequency of your payments so that each payment will be at least
    $20.

VARIABLE INCOME PAYMENTS
The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Funds and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Sub-Accounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net investment return equals the assumed investment rate.

Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments. We reserve the right to make other assumed investments rates available under this contract.

FIXED INCOME PAYMENTS
We guarantee income payment amounts derived from any Fixed Account Option for the duration of the Income Plan. We calculate the fixed income payments by:

1) adjusting the portion of the Contract Value in any Fixed Account Option on the Payout Start Date by any applicable Market Value Adjustment;

2) deducting any applicable premium tax; and

3) applying the resulting amount to the greater of (a) the appropriate value from the income payment

                               22     PROSPECTUS
   table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to 6 months or such shorter times as state law may require. If we defer payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

CERTAIN EMPLOYEE BENEFIT PLANS
The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.

DEATH BENEFITS
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We will pay a death benefit if, prior to the Payout Start Date:

1. any Contract Owner dies or,

2. the Annuitant dies, if the Contract is owned by a company or other non-living Owner.

We will pay the death benefit to the new Contract Owner who is determined immediately after the death. The new Contract Owner would be a surviving Contract Owner or, if none, the Beneficiary(ies). In the case of the death of the Annuitant, we will pay the death benefit to the current Contract Owner. A claim for a distribution on death must include "DUE PROOF OF DEATH." We will accept the following documentation as Due Proof of Death:

..   a certified copy of a death certificate; or

..   a certified copy of a decree of a court of competent jurisdiction as to a finding of death; or

..   any other proof acceptable to us.

We will determine the value of the death benefit as of the end of the Valuation Date on which we receive a complete request for payment of the death benefit. If we receive a request after 3:00 p.m. Central Time on a Valuation Date, we will process the request as of the end of the following Valuation Date.

Where there are multiple beneficiaries, we will only value the death benefit at the time the first beneficiary submits the necessary documentation in good order. Any death benefit amounts attributable to any beneficiary which remain in the investment alternatives are subject to investment risk.

DEATH BENEFIT AMOUNT
Prior to the Payout Start Date, if we receive a complete request for payment of the death benefit within 180 days of the date of death, the death benefit is equal to the greatest of:

1) the Contract Value as of the date we determine the death benefit, or

2) the SETTLEMENT VALUE (that is, the amount payable on a full withdrawal of Contract Value) on the date we determine the death benefit, or

3) the sum of all Purchase Payments reduced by a withdrawal adjustment, as defined below, or

4) the greatest of the Contract Values on each DEATH BENEFIT ANNIVERSARY prior to the date we determine the death benefit, increased by Purchase Payments made since that Death Benefit Anniversary and reduced by a withdrawal adjustment as defined below.

In calculating the Settlement Value, the amount in each individual Guarantee Period may be subject to a Market Value Adjustment. A Market Value Adjustment will apply to amounts in a Guarantee Period, unless we calculate the Settlement Value during the 30-day period after the expiration of the Guarantee Period. Also, the Settlement Value will reflect deduction of any applicable Withdrawal Charges, contract maintenance charges, and premium taxes.

A Death Benefit Anniversary is every seventh Contract Anniversary during the Accumulation Phase. For example, the 7th, 14th, and 21st Contract Anniversaries are the first three Death Benefit Anniversaries.

The "withdrawal adjustment" is equal to (a) divided by (b), with the result multiplied by (c), where:

   (a) is the withdrawal amount;

   (b) is the Contract Value immediately prior to the withdrawal; and

   (c) is the value of the applicable death benefit alternative immediately prior to the withdrawal.

If we do not receive a complete request for payment of the death benefit within 180 days of the date of death, the death benefit is equal to the greater of;

1) the Contract Value as of the date we determine the death benefit, or

2) the Settlement Value.

                               23     PROSPECTUS

We reserve the right to extend, on a non-discriminatory basis, the 180 day period in which the death proceeds will equal the death benefit as described above. This right applies only to the amount payable as death proceeds and in no way restricts when a claim may be filed.

A Market Value Adjustment, if any, made upon payment of a death benefit would be positive.

ENHANCED DEATH BENEFIT RIDER
If the oldest Contract Owner, or Annuitant if the Contract Owner is a non-living person, is less than or equal to age 80 as of the date we receive the completed application, the Enhanced Death Benefit Rider is an optional benefit that you may elect. If you elect the rider, the death benefit will be the greater of the death benefit alternatives (1) through (4) listed above, or
(5) the enhanced death benefit.

If the Contract Owner is a living individual, the enhanced death benefit applies only for the death of the Contract Owner. If the Contract Owner is not a living individual, the enhanced death benefit applies only for the death of the Annuitant. The enhanced death benefit is equal to the greater of Enhanced Death Benefit A or Enhanced Death Benefit B. Enhanced Death Benefit B may not be available in all states.

The enhanced death benefit will never be greater than the maximum death benefit allowed by any nonforfeiture laws which govern the Contract.

The Enhanced Death Benefit Rider benefit is not available under a contract that is continued by a surviving spouse. After the death of the Contract Owner, if the surviving spouse elects to continue the Contract in the Accumulation Phase, then the mortality and expense risk charge will be 1.00% from the date we determine the value of the death benefit through the remainder of the life of the continued Contract, and any death benefit paid under a continued Contract will not include the enhanced death benefit.

ENHANCED DEATH BENEFIT A. The Enhanced Death Benefit A on the Issue Date is equal to the initial Purchase Payment. On each Contract Anniversary, we will recalculate your Enhanced Death Benefit A to equal the greater of your Contract Value on that date, or the most recently calculated Enhanced Death Benefit A. We also will recalculate your Enhanced Death Benefit A whenever you make an additional Purchase Payment or a partial withdrawal. Additional Purchase Payments will increase the Enhanced Death Benefit A dollar-for-dollar.

Withdrawals will reduce the Enhanced Death Benefit A by an amount equal to a withdrawal adjustment computed in the manner described above under "Death Benefit Amount."

In the absence of any withdrawals or Purchase Payments, the Enhanced Death Benefit A will be the greatest of all Contract Anniversary Contract Values on or before the date we calculate the death benefit.

We will calculate Anniversary Values for each Contract Anniversary prior to the oldest Contract Owner's or, if the Contract owner is not a living person, the oldest Annuitant's, 85th birthday. After age 85, we will recalculate the Enhanced Death Benefit A only for Purchase Payments and withdrawals. The Enhanced Death Benefit A will never be greater than the maximum death benefit allowed by any non-forfeiture laws which govern the Contract.

ENHANCED DEATH BENEFIT B. The Enhanced Death Benefit B is equal to total Purchase Payments made reduced by a withdrawal adjustment computed in the manner described above under "Death Benefit Amount." Each Purchase Payment and each withdrawal adjustment will accumulate daily at a rate equivalent to 5% per year until the earlier of the date

..   we determine the death benefit, or

..   the first day of the month following the oldest Contract Owner's or, if the
    Contract Owner is not a living person, the Annuitant's, 85th birthday.

The Enhanced Death Benefit B will never be greater than the maximum death benefit allowed by any non-forfeiture laws which govern the Contract.

ENHANCED DEATH AND INCOME BENEFIT COMBINATION RIDER (available with Contracts issued before July 27, 2000. For Contracts issued on or after July 27, 2000, see the next section titled "Enhanced Death and Income Benefit Combination Rider II")

If the oldest Contract Owner, or Annuitant if the Owner is a non-living person, is less than or equal to age 80 as of the date we receive the completed application, the Enhanced Death and Income Benefit Combination Rider is an optional benefit that you may elect, instead of the Enhanced Death Benefit Rider.

The enhanced death benefit portion of the Enhanced Death and Income Benefit Combination Rider is the same as that described above under "Enhanced Death Benefit Rider."

The enhanced income benefit defines a minimum amount applied to the Payout Phase. This minimum amount is equal to what the value of the enhanced death benefit would be on the Payout Start Date. In some states, the calculation of the enhanced income benefit will not include the value of the Enhanced Death Benefit B. Please consult with your sales representative for information.

The enhanced income benefit will apply if the Contract Owner elects a Payout Start Date that:

..   is on or after the tenth Contract Anniversary, and

..   is prior to the Annuitant's age 90.

On the Payout Start Date, you may apply the greater of the Contract Value or the enhanced income benefit to the Payout Phase of the Contract. No Market Value Adjustment will be applied to the enhanced income

                               24     PROSPECTUS
benefit amount. The enhanced income benefit will only apply if the Income Plan selected provides payments guaranteed for either single or joint life with a period certain of at least:

..   10 years, if the youngest Annuitant's age is 80 or less on the date the amount is applied; or

..   5 years, if the youngest Annuitant's age is greater than 80 on the date the amount is applied.

ENHANCED DEATH AND INCOME BENEFIT COMBINATION RIDER II (available with Contracts issued on or after July 27, 2000)

If the oldest Contract Owner is less than or equal to age 80 as of the date we receive the completed application, the Enhanced Death and Income Benefit Combination Rider II is an optional benefit that you may elect, instead of the Enhanced Death Benefit Rider.

The enhanced death benefit portion of the Enhanced Death and Income Benefit Combination Rider II is the same as that described above under "Enhanced Death Benefit Rider."

The enhanced income benefit guarantees that the minimum amount of income payments you receive will not be less than those determined by applying the Income Base on Payout Start Date, to the minimum guaranteed Income Payment Tables shown in the Contract (rather than to any current rates we may be offering) for the Income Plan you select ("Guaranteed Income Benefit"). In some states, the calculation of the enhanced income benefit will not include the value of Income Base B. Please consult with your sales representative for more information.

The Income Base is the greater of Income Base A and Income Base B. We determine each Income Base as follows:

INCOME BASE A. On the Rider Date, Income Base A is equal to the Contract Value. After the Rider Date, we recalculate Income Base A as follows on the Contract Anniversary and when a Purchase Payment or withdrawal is made:

..   For Purchase Payments, Income Base A is equal to the most recently calculated Income Base plus the Purchase Payment. For withdrawals, Income Base A is equal to the most recently calculated Income Base reduced by a withdrawal adjustment.

..   On each Contract Anniversary, Income Base A is equal to the greater of the
    Contract Value on that date or the most recently calculated Income Base A.

In the absence of any withdrawals or Purchase Payments, Income Base A will be the greatest of all the Contract Anniversary Contract Values between the Rider Date and the Payout Start Date. We will recalculate Income Base A for Purchase Payments, for withdrawals and on Contract Anniversaries until the first Contract Anniversary on or after the 85th birthday of the oldest Contract Owner or, if no Owner is a living individual, the oldest Annuitant. After that date, we will recalculate Income Base A for Purchase Payments and withdrawals.

INCOME BASE B. On the Rider Date, Income Base B is equal to the Contract Value. After the Rider Date, Income Base B, plus any subsequent Purchase Payments and less a withdrawal adjustment for any subsequent withdrawals, will accumulate daily at a rate equal to 5% per year until the first day of the month following the oldest Contract Owner's or, if the Contract Owner is not a living individual, the Annuitant's 85th birthday. After this date, Income Base B will be recalculated only for Purchase Payments and withdrawals.

For purposes of computing Income Base A or B, the withdrawal adjustment is equal to (1) divided by (2), with the result multiplied by (3), where:

1) = withdrawal amount,

2) = the Contract Value immediately prior to the withdrawal, and

3) = the most recently calculated Income Base.

Please consult with your sales representative for information.

The income base is used solely for the purpose of calculating the guaranteed income benefit under this Rider ("guaranteed income benefit") and does not provide a Contract Value or guarantee performance of any investment option.

The guaranteed income benefit amount is determined by applying the enhanced income benefit amount less any applicable taxes to the guaranteed rates for the Income Plan you elect. The Income Plan you elect must satisfy the conditions described below.

The enhanced income benefit will apply if the Contract Owner elects a Payout Start Date that:

..   is on or after the tenth Contract Anniversary,

..   is during the 30-day period following the Contract Anniversary.

..   is prior to the Annuitant's 90th birthday.

The enhanced income benefit will only apply if you elect to receive fixed amount income payments. These fixed income payments will be calculated using the appropriate Guaranteed Income Payment Tables provided in your Contract.

If, however, you apply the Contract Value and not the enhanced income benefit to the Income Plan, then you may select any Income Plan we offer at that time.

IF YOU EXPECT TO APPLY YOUR CONTRACT VALUE TO VARIABLE INCOME PAYMENT OPTIONS OR TO CURRENT ANNUITY PAYMENT RATES THEN IN EFFECT, ELECTING THE ENHANCED INCOME BENEFIT MAY NOT BE APPROPRIATE.

                               25     PROSPECTUS

No Market Value Adjustment will be applied to the enhanced income benefit amount. The enhanced income benefit will only apply if the Income Plan selected provides payments guaranteed for either single or joint life with a period certain of at least:

..   10 years, if the youngest Annuitant's age is 80 or less on the date the amount is applied; or

..   5 years, if the youngest Annuitant's age is greater than 80 on the date the amount is applied.

Neither of the Enhanced Death and Income Benefit Combination Rider's benefits are available under a Contract that is continued by a surviving spouse.

After the death of the Contract Owner, if the surviving spouse elects to continue the Contract in the Accumulation Phase, then the mortality and expense risk charge will be 1.00% from the date we determine the value of the death benefit through the remainder of the life of the continued Contract. Any death benefit paid under a continued Contract will not include the enhanced death benefit. Any calculation of amount to be applied to an Income Plan upon annuitization under a continued Contract will not include the enhanced income benefit.

We may discontinue offering these options at any time.

If your Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any Purchase Payments or the Contract Value.

DEATH BENEFIT PAYMENTS

IF THE NEW OWNER IS YOUR SPOUSE, THE NEW OWNER MAY:

1.  elect to receive the death benefit in a lump sum, or

2. elect to apply the death benefit to an Income Plan. Payments from the Income Plan must begin within 1 year of the date of death and must be payable throughout:

..   The life of the new Owner; or

..   for a guaranteed number of payments from 5 to 50 years, but not to exceed the life expectancy of the new Owner; or

..   over the life of the new Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new Owner.

If your spouse does not elect one of the above options, the Contract will continue in the Accumulation Phase as if the death had not occurred. If the Contract is continued in the Accumulation Phase, the following restrictions apply:

..   On the date the Contract is continued, the Contract Value will equal the amount of the Death Benefit as determined as of the Valuation Date on which we received the completed request for settlement of the death benefit (the next Valuation Date, if we receive the completed request for settlement of the death benefit after 3 p.m. Central Time). Unless otherwise instructed by the continuing spouse, the excess, if any, of the death benefit over the Contract Value will be allocated to the Variable Sub-Accounts. This excess will be allocated in proportion to your Contract Value in those Variable Sub-Accounts as of the end of the Valuation Period during which we receive the completed request for settlement of the death benefit, except that any portion of this excess attributable to the Fixed Account Options will be allocated to the Money Market Variable Sub-Account. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfer alternatives without incurring a transfer fee:

   .   transfer all or a portion of the excess among the Variable Sub-Accounts;

   . transfer all or a portion of the excess into the Guaranteed Maturity Fixed Account and begin a new Guarantee Period; or

   . transfer all or a portion of the excess into a combination of Variable Sub-Accounts and the Guaranteed Maturity Fixed Account.

Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in your Contract.

The surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a Withdrawal Charge.

Only one spousal continuation is allowed under this Contract.

IF THE NEW OWNER IS NOT YOUR SPOUSE BUT IS A LIVING PERSON, THE NEW OWNER MAY:

1) elect to receive the death benefit in a lump sum, or

2) elect to apply the death benefit to an Income Plan. Payments from the Income Plan must begin within 1 year of the date of death and must be payable throughout:

..   the life of the new Owner; or

..   for a guaranteed number of payments from 5 to 50 years, but not to exceed the life expectancy of the new Owner; or

..   over the life of the new Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new Owner.

If the new Owner does not elect one of the above options then the new Owner must receive the Contract Value payable within 5 years of your date of death. The Contract Value will equal the amount of the death benefit as determined as of the Valuation Date on which we received a completed request for settlement of the death benefit (the next Valuation Date, if we receive a

                               26     PROSPECTUS
completed request for settlement of the death benefit after 3 p.m. Central
Time). Unless otherwise instructed by the new Owner, the excess, if any, of the death benefit over the Contract Value will be allocated to the Money Market Variable Sub-Account. The new Owner may exercise all rights as set forth in the TRANSFERS section during this 5 year period.

No additional Purchase Payments may be added to the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this 5 year period.

If the new Owner dies prior to receiving all of the Contract Value, then the new Owner's named Beneficiary(ies) will receive the greater of the Settlement Value or the remaining Contract Value. This amount must be received as a lump sum within 5 years of the date of the original Owner's death.

We reserve the right to offer additional options upon Death of Owner.

IF THE NEW OWNER IS A CORPORATION, TRUST, OR OTHER NON-LIVING PERSON:

   (a) The new Owner may elect to receive the death benefit in a lump sum; or

   (b) If the new Owner does not elect the option above, then the new Owner must receive the Contract Value payable within 5 years of your date of death. On the date we receive the complete request for settlement of the Death Benefit, the Contract Value under this option will be the death benefit. Unless otherwise instructed by the new Owner, the excess, if any of the death benefit over the Contract Value will be allocated to the Money Market Variable Sub-Account. The new Owner may exercise all rights set forth in the TRANSFERS provision during this 5 year period. No additional Purchase Payments may be added to the Contract under this election. Withdrawal Charges will be waived during this 5 year period.

We reserve the right to offer additional options upon Death of Owner.

If any new Owner is a non-living person, all new Owners will be considered to be non-living persons for the above purposes.

Under any of these options, all ownership rights, subject to any restrictions previously placed upon the Beneficiary, are available to the new Owner from the date of your death to the date on which the death proceeds are paid.

DEATH OF ANNUITANT

If the Annuitant who is not also the Contract Owner dies prior to the Payout Start Date and the Contract Owner is a living person, then the Contract will continue with a new Annuitant as designated by the Contract Owner.

If the Annuitant who is not also the Contract Owner dies prior to the Payout Start Date and the Contract Owner is a non-living person, the following apply:

   (a) The Contract Owner may elect to receive the death benefit in a lump sum;
or

   (b) If the Contract Owner does not elect the option above, then the Owner must receive the Contract Value payable within 5 years of the Annuitant's date of death. On the date we receive the complete request for settlement of the death benefit, the Contract Value under this option will be the death benefit. Unless otherwise instructed by the Contract Owner, the excess, if any, of the death benefit over the Contract Value will be allocated to the Money Market Variable Sub-Account. The Contract Owner may then exercise all rights set forth in the TRANSFERS provision during this 5 year period. No additional Purchase Payments may be added to the Contract under this election. Withdrawal Charges will be waived during this 5 year period.

We reserve the right to offer additional options upon Death of Owner.

MORE INFORMATION
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ALLSTATE LIFE
Allstate Life is the issuer of the Contract. Allstate Life was organized in 1957 as a stock life insurance company under the laws of the state of Illinois. Prior to January 1, 2005, Glenbrook Life and Annuity Company ("Glenbrook") issued the Contract. Effective January 1, 2005, Glenbrook merged with Allstate Life ("Merger"). On the date of the Merger, Allstate Life acquired from Glenbrook all of Glenbrook's assets and became directly liable for Glenbrook's liabilities and obligations with respect to all contracts issued by Glenbrook.

Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company organized under the laws of the state of Illinois. All of the capital stock issued and outstanding of Allstate Insurance Company is owned by Allstate Insurance Holdings, LLC, which is wholly owned by The Allstate Corporation.

Allstate Life is licensed to operate in the District of Columbia, Puerto Rico, and all jurisdictions except the state of New York. We intend to offer the Contract in those jurisdictions in which we are licensed. Our home office is located at 3100 Sanders Road, Northbrook, Illinois 60062.

Effective June 1, 2006, Allstate Life entered into an agreement ("the Agreement") with Prudential Financial, Inc. and its subsidiary, The Prudential Insurance Company of America ("PICA") pursuant to which Allstate

                               27     PROSPECTUS

Life sold, through a combination of coinsurance and modified coinsurance reinsurance, substantially all of its variable annuity business. Pursuant to the Agreement Allstate Life and PICA also entered into an administrative services agreement which provides that PICA or an affiliate administer the Variable Account and the Contracts. The benefits and provisions of the Contracts have not been changed by these transactions and agreements. None of the transactions or agreements have changed the fact that we are primarily liable to you under your Contract.

THE VARIABLE ACCOUNT
Allstate Life established the Allstate Financial Advisors Separate Account I in 1999. The Contracts were previously issued through the Glenbrook Life and Annuity Company Separate Account A. Effective January 1, 2005, Glenbrook Life Multi-Manager Variable Account and Glenbrook Life and Annuity Company Separate Account A combined with Allstate Financial Advisors Separate Account I and consolidated duplicative Variable Sub-Accounts that invest in the same Funds (the "Consolidation"). The Accumulation Unit Values for the Variable Sub-Accounts in which you invest did not change as a result of the Consolidation, and your Contract Value immediately after the Consolidation was the same as the value immediately before the Consolidation. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or Allstate Life.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under Illinois insurance law. That means we account for the Variable Account's income, gains, and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations. Our obligations arising under the Contracts are general corporate obligations of Allstate Life.

The Variable Account consists of multiple Variable Sub-Accounts, each of which are available under the Contract. We may add new Variable Sub-Accounts, or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Funds . We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.

THE FUNDS
DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. We automatically reinvest all dividends and capital gains distributions from the Funds in shares of the distributing Funds at their net asset value.

VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Funds held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Funds that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract Owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Fund as of the record date of the meeting. After the Payout Start Date, the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding eligible Fund. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted upon on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Fund shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

CHANGES IN FUNDS. If the shares of any of the Funds are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Fund and substitute shares of another eligible investment fund. Any substitution of securities will comply with the requirements of the Investment Company Act of 1940. We also may add new Variable Sub-Accounts that invest in underlying funds. We will notify you in advance of any change.

CONFLICTS OF INTEREST. The Funds sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate

                               28     PROSPECTUS
accounts to invest in the same Fund. The board of trustees of the Funds monitors for possible conflicts among separate accounts buying shares of the Funds. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a separate account to comply with such laws could cause a conflict. To eliminate a conflict, the Funds' board of trustees may require a separate account to withdraw its participation in a Fund. A Fund's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a separate account withdrawing because of a conflict.

THE CONTRACT
DISTRIBUTION.   Allstate Distributors, LLC ("ADLLC"), located at 3100 Sanders
Road, Northbrook, Illinois 60062-7154, serves as principal underwriter of the Contracts. ADLLC is a wholly owned subsidiary of Allstate Life.

ADLLC is a registered broker dealer under the Securities and Exchange Act of 1934, as amended ("Exchange Act"), and is a member of the Financial Industry Regulatory Authority (FINRA).

We will pay commissions to broker-dealers who sell the Contracts. Commissions paid may vary, but we estimate that the total commissions paid on all Contract sales will not exceed 8.5% of all purchase payments (on a present value basis).

Sometimes, we also pay the broker-dealer a persistency bonus in addition to the standard commissions. A persistency bonus is not expected to exceed 1.20%, on an annual basis, of the Contract Values considered in connection with the bonus. Sale of the Contracts may also count toward incentive program awards for the registered representative. In some states, Contracts may be sold by representatives or employees of banks which may be acting as broker-dealers without separate registration under the Exchange Act, pursuant to legal and regulatory exceptions.

Allstate Life does not pay ADLLC a commission for distribution of the Contracts. The underwriting agreement with ADLLC provides that we will reimburse ADLLC for any liability to Contract owners arising out of services rendered or Contracts issued.

ADMINISTRATION. We have primary responsibility for all administration of the Contracts and the Variable Account. We entered into an administrative services agreement with The Prudential Insurance Company of America ("PICA") whereby, PICA or an affiliate provides administrative services to the Variable Account and the Contracts on our behalf. In addition, PICA entered into a master services agreement with se/2/, LLC, of 5801 SW 6th Avenue, Topeka, Kansas 66636, whereby se/2/, LLC provides certain business process outsourcing services with respect to the Contracts. se/2/, LLC may engage other service providers to provide certain administrative functions. These service providers may change over time, and as of December 31, 2013, consisted of the following:
NTT DATA Process Services, LLC (administrative services) located at PO Box 4201, Boston, MA 02211; RR Donnelley Global Investment Markets (compliance printing and mailing) located at 111 South Wacker Drive, Chicago, IL 60606; Jayhawk File Express, LLC (file storage and document destruction) located at 601 E. 5th Street, Topeka, KS 66601-2596; Co-Sentry.net, LLC (back-up printing and disaster recovery) located at 9394 West Dodge Rd, Suite 100, Omaha, NE 68114; Convey Compliance Systems, Inc. (withholding calculations and tax statement mailing) located at 3650 Annapolis Lane, Suite 190, Plymouth, MN 55447; Spangler Graphics, LLC (compliance mailings) located at 29305 44th Street, Kansas City, KS 66106; Veritas Document Solutions, LLC (compliance mailings) located at 913 Commerce Ct, Buffalo Grove, IL 60089; Records Center of Topeka, a division of Underground Vaults & Storage, Inc. (back-up tapes storage) located at 1540 NW Gage Blvd. #6, Topeka, KS 66618; Venio LLC, d/b/a Keane (lost shareholder search) located at PO Box 1508, Southeastern, PA 19399-1508; DST Systems, Inc. (FAN mail, positions, prices) located at 333 West 11 Street, 5th Floor, Kansas City, MO 64105.

In administering the Contracts, the following services are provided, among others:

..   maintenance of Contract Owner records;

..   Contract Owner services;

..   calculation of unit values;

..   maintenance of the Variable Account; and

..   preparation of Contract Owner reports.

We will send you Contract statements at least annually. We will also send you transaction confirmations. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement or a confirmation. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

NON-QUALIFIED ANNUITIES HELD WITHIN A QUALIFIED PLAN
If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals,

                               29     PROSPECTUS
waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. Allstate Life no longer issues deferred annuities to employer sponsored qualified retirement plans.

LEGAL MATTERS
All matters of state law pertaining to the Contracts, including the validity of the Contracts and Allstate Life's right to issue such Contracts under state insurance law, have been passed upon by Angela K. Fontana, General Counsel of Allstate Life.

TAXES
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THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE LIFE MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF ALLSTATE LIFE INSURANCE COMPANY
Allstate Life is taxed as a life insurance company under Part I of Subchapter L of the Code. Since the Variable Account is not an entity separate from Allstate Life, and its operations form a part of Allstate Life, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, Allstate Life believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Allstate Life does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore Allstate Life does not intend to make provisions for any such taxes. If Allstate Life is taxed on investment income or capital gains of the Variable Account, then Allstate Life may impose a charge against the Variable Account in order to make provision for such taxes.

TAXATION OF VARIABLE ANNUITIES IN GENERAL
TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

..   the Contract Owner is a natural person,

..   the investments of the Variable Account are "adequately diversified"
    according to Treasury Department regulations, and

..   Allstate Life is considered the owner of the Variable Account assets for federal income tax purposes.

NON-NATURAL OWNERS. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE.   There are several exceptions to the
general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain Qualified Plans; (4) certain contracts used in connection with structured settlement agreements; and
(5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the surviving Contract Owner. Since the trust will be the surviving Contract Owner in all cases, the Death Benefit will be payable to the trust notwithstanding any beneficiary designation on the annuity contract. A trust, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment; or 2) payment deferred up to five years from date of death.

                               30     PROSPECTUS

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Allstate Life does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a Contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Allstate Life does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

PARTIAL ANNUITIZATION. Effective January 1, 2011, an individual may partially annuitize their non-qualified annuity if the contract so permits. The Small Business Jobs Act of 2010 included a provision which allows for a portion of a non-qualified annuity, endowment or life insurance contract to be annuitized while the balance is not annuitized. The annuitized portion must be paid out over 10 or more years or over the lives of one or more individuals. The annuitized portion of the contract is treated as a separate contract for purposes of determining taxability of the payments under IRC section 72. We do not currently permit partial annuitization.

WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

..   if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining

                               31     PROSPECTUS
   portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

..   if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner;

..   if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

Prior to a recent Supreme Court decision, and consistent with Section 3 of the federal Defense of Marriage Act ("DOMA"), same sex marriages under state law were not recognized as same sex marriages for purposes of federal law. However, in United States v. Windsor, the U.S. Supreme Court struck down Section 3 of DOMA as unconstitutional, thereby recognizing for federal law purposes a valid same sex marriage. The Windsor decision means that the favorable tax benefits afforded by the federal tax law to an opposite sex spouse under the Internal Revenue Code (IRC) are now available to a same sex spouse.

On August 29, 2013, the Internal Revenue Service ("IRS") issued guidance on its position regarding same sex marriages for federal tax purposes. If a couple is married in a jurisdiction (including a foreign country) that recognizes same sex marriages, that marriage will be recognized for all federal tax purposes regardless of the law in the jurisdiction where they reside. However, the IRS did not recognize civil unions and registered domestic partnerships as marriages for federal tax purposes. Currently, if a state does not recognize a civil union or a registered domestic partnership as a marriage, it is not a marriage for federal tax purposes.

There are several unanswered questions regarding the scope and impact of the Windsor case both as to the application of federal and state tax law. Absent further guidance from a state to the contrary, we will tax report and withhold at the state level consistent with the characterization of a given transaction under federal tax law (for example, a tax free rollover).

Please consult with your tax or legal advisor before electing the Spousal Benefit for a same sex spouse or civil union partner.

TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

..   if distributed in a lump sum, the amounts are taxed in the same manner as a total withdrawal, or

..   if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

MEDICARE TAX ON NET INVESTMENT INCOME. The Patient Protection and Affordable Care Act, also known as the 2010 Health Care Act, included a new Medicare tax on investment income. This new tax, which is effective in 2013, assesses a 3.8% surtax on the lesser of (1) net investment income or (2) the excess of "modified adjusted gross income" over a threshold amount. The "threshold amount" is $250,000 for married taxpayers filing jointly, $125,000 for married taxpayers filing separately, $200,000 for single taxpayers, and approximately $12,000 for trusts. The taxable portion of payments received as a withdrawal, surrender, annuity payment, death benefit payment or any other actual or deemed distribution under the contract will be considered investment income for purposes of this surtax.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..   made on or after the date the Contract Owner attains age 59 1/2,

..   made as a result of the Contract Owner's death or becoming totally disabled,

..   made in substantially equal periodic payments (as defined by the Code) over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..   made under an immediate annuity, or

..   attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal.

                               32     PROSPECTUS

Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-Qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

PARTIAL EXCHANGES. The IRS has issued rulings that permit partial exchanges of annuity contracts. Effective for exchanges on or after October 24, 2011, where there is a surrender or distribution from either the initial annuity contract or receiving annuity contract within 180 days of the date on which the partial exchange was completed, the IRS will apply general tax rules to determine the substance and treatment of the original transfer.

If a partial exchange is retroactively negated, the amount originally transferred to the recipient contract is treated as a withdrawal from the source contract, taxable to the extent of any gain in that contract on the date of the exchange. An additional 10% tax penalty may also apply if the Contract Owner is under age 59 1/2. Your Contract may not permit partial exchanges.

TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.

AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Allstate Life (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING
Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made or no U.S. taxpayer identification number is provided we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Allstate Life is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8BEN at issue to certify the owners' foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

TAX QUALIFIED CONTRACTS
The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA. Tax Qualified Contracts are contracts purchased as or in connection with:

..   Individual Retirement Annuities (IRAs) under Code Section 408(b);

..   Roth IRAs under Code Section 408A;

..   Simplified Employee Pension (SEP IRA) under Code Section 408(k);

                               33     PROSPECTUS

..   Savings Incentive Match Plans for Employees (SIMPLE IRA) under Code
    Section 408(p);

..   Tax Sheltered Annuities under Code Section 403(b);

..   Corporate and Self Employed Pension and Profit Sharing Plans under Code
    Section 401; and

..   State and Local Government and Tax-Exempt Organization Deferred
    Compensation Plans under Code Section 457.

Allstate Life reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements. If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waiver of charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if Qualified Plan limits on distributions and other conditions are not met. Please consult your Qualified Plan administrator for more information. Allstate Life no longer issues deferred annuities to employer sponsored qualified retirement plans.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Allstate Life can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Allstate Life does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored qualified retirement plan.

Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain Qualified Plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED TAX QUALIFIED CONTRACT. If you make a partial withdrawal under a Tax Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and generally all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

..   made on or after the date the Contract Owner attains age 59 1/2,

..   made to a beneficiary after the Contract Owner's death,

..   attributable to the Contract Owner being disabled, or

..   made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions.

REQUIRED MINIMUM DISTRIBUTIONS. Generally, Tax Qualified Contracts (excluding Roth IRAs) require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Effective December 31, 2005, the IRS requires annuity contracts to include the actuarial present value of other benefits for purposes of calculating the required minimum distribution amount. These other benefits may include accumulation, income, or death benefits. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND TAX QUALIFIED CONTRACTS. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under Qualified Plans, such as in connection with a TSA or employer sponsored qualified retirement plan.

Allstate Life reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above.

                               34     PROSPECTUS

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM TAX QUALIFIED CONTRACTS. A 10% penalty tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..   made on or after the date the Contract Owner attains age 59 1/2,

..   made as a result of the Contract Owner's death or total disability,

..   made in substantially equal periodic payments (as defined by the Code) over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..   made after separation from service after age 55 (does not apply to IRAs),

..   made pursuant to an IRS levy,

..   made for certain medical expenses,

..   made to pay for health insurance premiums while unemployed (applies only for IRAs),

..   made for qualified higher education expenses (applies only for IRAs)

..   made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs), and

..   from an IRA or attributable to elective deferrals under a 401(k) plan,
    403(b) annuity, or certain similar arrangements made to individuals who (because of their being members of a reserve component) are ordered or called to active duty after Sept. 11, 2001, for a period of more than 179 days or for an indefinite period; and made during the period beginning on the date of the order or call to duty and ending at the close of the active duty period.

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON TAX QUALIFIED CONTRACTS. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

INCOME TAX WITHHOLDING ON TAX QUALIFIED CONTRACTS. Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, or if no U.S. taxpayer identification number is provided, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Allstate Life is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Tax Qualified Contracts, including TSAs but excluding IRAs, with the exception of:

..   required minimum distributions, or,

..   a series of substantially equal periodic payments made over a period of at least 10 years, or,

..   a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

..   hardship distributions.

With respect to any Contract held under a Section 457 plan or by the trustee of a Section 401 Pension or Profit Sharing Plan, we will not issue payments directly to a plan participant or beneficiary. Consequently, the obligation to comply with the withholding requirements described above will be the responsibility of the plan.

For all annuitized distributions that are not subject to the 20% withholding requirement, Allstate Life is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

                               35     PROSPECTUS

Generally, Code Section 1441 provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8BEN at issue to certify the owners' foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

CHARITABLE IRA DISTRIBUTIONS. Prior law provided a charitable giving incentive permitting tax-free IRA distributions for charitable purposes. As of the beginning of 2014, this provision has expired and has not been extended. It is possible that Congress will extend this provision retroactively to include some or all of 2014.

For distributions in tax years beginning after 2005 and before 2014, these rules provided an exclusion from gross income, up to $100,000 for otherwise taxable IRA distributions from a traditional or Roth IRA that are qualified charitable distributions. To constitute a qualified charitable distribution, the distribution must be made (1) directly by the IRA trustee to certain qualified charitable organizations and (2) on or after the date the IRA owner attains age 70 1/2. Distributions that are excluded from income under this provision are not taken into account in determining the individual's deductions, if any, for charitable contributions.

The IRS has indicated that an IRA trustee is not responsible for determining whether a distribution to a charity is one that satisfies the requirements of the charitable giving incentive. Per IRS instructions, we report these distributions as normal IRA distributions on Form 1099-R. Individuals are responsible for reflecting the distributions as charitable IRA distributions on their personal tax returns.

INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408(b) permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified retirement plans may be "rolled over" on a tax-deferred basis into an Individual Retirement Annuity.

ROTH INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408A permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

A traditional Individual Retirement Account or Annuity may be converted or "rolled over" to a Roth Individual Retirement Annuity. For distributions after 2007, the Pension Protection Act of 2006 allows distributions from qualified retirement plans including tax sheltered annuities and governmental Section 457 plans to be rolled over directly into a Roth IRA, subject to the usual rules that apply to conversions from a traditional IRA into a Roth IRA. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions. Prior to January 1, 2010, income and filing status limitations applied to rollovers from non-Roth accounts to a Roth IRA. Effective January 1, 2005, the IRS requires conversions of annuity contracts to include the actuarial present value of other benefits for purposes of valuing the taxable amount of the conversion.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL
IRAS). Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

If you have a contract issued as an IRA under Code Section 408(b) and request to change the ownership to an IRA custodian permitted under Section 408, we will treat a request to change ownership from an individual to a custodian as an indirect rollover. We will send a Form 1099R to report the distribution and the custodian should issue a Form 5498 for the contract value contribution.

Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1) The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the Contract;

2) The deceased Annuitant was the beneficial owner of the Individual Retirement Account;

3) We receive a complete request for settlement for the death of the Annuitant; and

                               36     PROSPECTUS

4) The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

   (a) The Annuitant's surviving spouse is the sole beneficiary of the Individual Retirement Account;

   (b) The Annuitant's surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and

   (c) The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse's election.

SIMPLIFIED EMPLOYEE PENSION IRA (SEP IRA). Code Section 408(k) allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE IRA). Code Section 408(p) allows eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice. SIMPLE IRA plans must include the provisions of the Economic Growth and Tax Relief Reconciliation Act of 2007 (EGTRRA) to avoid adverse tax consequences. If your current SIMPLE IRA plan uses IRS Model Form 5304-SIMPLE with a revision date of March 2012 or later, then your plan is up to date. If your plan has a revision date prior to March 2012, please consult with your tax or legal advisor to determine the action you need to take in order to comply with this requirement.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES. Code Section 403(b) provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

..   attains age 59 1/2,

..   severs employment,

..   dies,

..   becomes disabled, or

..   incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Allstate Life is directed to transfer some or all of the Contract Value to another 403(b) plan. Generally, we do not accept funds in 403(b) contracts that are subject to the Employee Retirement Income Security Act of 1974 (ERISA).

CAUTION: Under IRS regulations we can accept contributions, transfers and rollovers only if we have entered into an information-sharing agreement, or its functional equivalent, with the applicable employer or its plan administrator. Unless your contract is grandfathered from certain provisions in these regulations, we will only process certain transactions (e.g, transfers, withdrawals, hardship distributions and, if applicable, loans) with employer approval. This means that if you request one of these transactions we will not consider your request to be in good order, and will not therefore process the transaction, until we receive the employer's approval in written or electronic form.

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS. Section 401(a) of the Code permits corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees (commonly referred to as "H.R.10" or "Keogh"). Such retirement plans may permit the purchase of annuity contracts. Allstate Life no longer issues annuity contracts to employer sponsored qualified retirement plans.

There are two owner types for contracts intended to qualify under
Section 401(a): a qualified plan fiduciary or an annuitant owner.

..   A qualified plan fiduciary exists when a qualified plan trust that is intended to qualify under Section 401(a) of the Code is the owner. The qualified plan trust must have its own tax identification number and a named trustee acting as a fiduciary on behalf of the plan. The annuitant should be the person for whose benefit the contract was purchased.

..   An annuitant owner exists when the tax identification number of the owner and annuitant are the same, or the annuity contract is not owned by a qualified plan trust. The annuitant should be the person for whose benefit the contract was purchased.

If a qualified plan fiduciary is the owner of the contract, the qualified plan must be the beneficiary so that death benefits from the annuity are distributed in accordance with the terms of the qualified plan. Annuitant owned contracts require that the beneficiary be the annuitant's

                               37     PROSPECTUS
spouse (if applicable), which is consistent with the required IRS language for qualified plans under Section 401(a). A completed Annuitant Owned Qualified Plan Designation of Beneficiary form is required in order to change the beneficiary of an annuitant owned Qualified Plan contract.

STATE AND LOCAL GOVERNMENT AND TAX-EXEMPT ORGANIZATION DEFERRED COMPENSATION PLANS. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees' gross income until distributed from the plan. Allstate Life no longer issues annuity contracts to 457 plans.

ANNUAL REPORTS AND OTHER DOCUMENTS
--------------------------------------------------------------------------------


Allstate Life's annual report on Form 10-K for the year ended December 31, 2013, is incorporated herein by reference, which means that it is legally a part of this prospectus.

All other reports filed with the SEC under the Exchange Act since the Form 10-K Annual Report, including filings made on Form 10-Q and Form 8-K, and all documents or reports we file with the SEC under the Exchange Act after the date of this prospectus and before we terminate the offering of the securities under this prospectus are also incorporated herein by reference, which means that they are legally a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K electronically on the SEC's "EDGAR" system using the identifying number CIK
No. 0000352736. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 100 F Street NE, Room 1580, Washington, DC 20549-2001. For more information on the operations of SEC's Public Reference Room, call 1-202-551-8090.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at P.O. Box 758567, Topeka, KS 66675-8565 (telephone:
1-800-457-7617).

                               38     PROSPECTUS

STATEMENT OF ADDITIONAL INFORMATION
TABLE OF CONTENTS
--------------------------------------------------------------------------------

      ADDITIONS, DELETIONS OR SUBSTITUTIONS OF INVESTMENTS
      -------------------------------------------------------------------
      THE CONTRACT
      -------------------------------------------------------------------
         Purchase of Contracts
      -------------------------------------------------------------------
         Tax-free Exchanges (1035 Exchanges, Rollovers and Transfers)
      -------------------------------------------------------------------
      CALCULATION OF ACCUMULATION UNIT VALUES
      -------------------------------------------------------------------
      NET INVESTMENT FACTOR
      -------------------------------------------------------------------
      CALCULATION OF VARIABLE INCOME PAYMENTS
      -------------------------------------------------------------------
      CALCULATION OF ANNUITY UNIT VALUES
      -------------------------------------------------------------------

              GENERAL MATTERS
              ---------------------------------------------------
                 Incontestability
              ---------------------------------------------------
                 Settlements
              ---------------------------------------------------
                 Safekeeping of the Variable Account's Assets
              ---------------------------------------------------
                 Premium Taxes
              ---------------------------------------------------
                 Tax Reserves
              ---------------------------------------------------
              EXPERTS
              ---------------------------------------------------
              FINANCIAL STATEMENTS
              ---------------------------------------------------
              APPENDIX A - ACCUMULATION UNIT VALUES
              ---------------------------------------------------

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

                               39     PROSPECTUS

APPENDIX A ACCUMULATION UNIT VALUES
--------------------------------------------------------------------------------


Appendix A presents the Accumulation Unit Values and number of Accumulation Units outstanding for each Sub-Account since the Sub-Accounts were first offered under the Contracts. This Appendix includes Accumulation Unit Values representing the highest and lowest available combinations of Contract charges that affect Accumulation Unit Values for each Contract. The Statement of Additional Information, which is available upon request without charge, contains the Accumulation Unit Values for all other available combinations of Contract charges that affect Accumulation Unit Values for each Contract. Please contact us at 1-800-457-7617 to obtain a copy of the Statement of Additional Information.

All of the Variable Sub-Accounts were first offered under the Contracts on June 2, 1998, except the Invesco Van Kampen V.I. Value Opportunities Fund - Series I and Invesco V.I. Mid Cap Core Equity Fund - Series I, which commenced operations on October 1, 2001, and the Invesco V.I. Technology Fund - Series I and the Invesco V.I. Utilities Fund - Series I, which were first offered on October 15, 2004 and the Invesco V.I. Large Cap Growth Fund - Series I, which was first offered on June 12, 2006, the Invesco Van Kampen V.I. American Franchise Fund - Series I and Invesco Van Kampen V.I. Equity and Income - Series I which were first offered on April 29, 2011 and the Invesco Van Kampen V.I. Mid Cap Growth Fund - Series I which was first offered on April 27, 2012.

The names of the following Sub-Accounts changed since December 31, 2013. The names shown in the tables of Accumulation Units correspond to the name of the Sub-Account as of December 31, 2013:

  SUB-ACCOUNT NAME AS OF DECEMBER 31,
   2013 (AS APPEARS IN THE FOLLOWING
  TABLES OF ACCUMULATION UNIT VALUES)    SUB-ACCOUNT NAME AS OF MAY 1, 2014
 -----------------------------------------------------------------------------
 Invesco V.I. Utilities Fund - Series I Invesco V.I. Managed Volatility Fund
                                        - Series I
 -----------------------------------------------------------------------------

               AIM LIFETIME PLUS II VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

                                 BASIC POLICY

                           MORTALITY & EXPENSE = 1.0

                                                                                                              Number of
                                                                                   Accumulation Accumulation    Units
                                                                      For the Year  Unit Value   Unit Value  Outstanding
                                                                         Ending    at Beginning    at End      at End
Sub-Accounts                                                          December 31   of Period    of Period    of Period
------------------------------------------------------------------------------------------------------------------------
INVESCO V.I. AMERICAN FRANCHISE FUND--SERIES I
 FORMERLY, INVESCO VAN KAMPEN V.I. AMERICAN FRANCHISE FUND--SERIES I
                                                                          2011       $10.000      $10.423        80,542
                                                                          2012       $10.423      $11.724       533,268
                                                                          2013       $11.724      $16.250       446,107
------------------------------------------------------------------------------------------------------------------------
INVESCO V.I. BASIC BALANCED FUND--SERIES I
                                                                          2004       $10.443      $11.106     1,284,761
                                                                          2005       $11.106      $11.565     1,072,218
                                                                          2006       $11.565      $12.646       882,310
                                                                          2007       $12.646      $12.783       642,359
                                                                          2008       $12.783       $7.798       419,104
                                                                          2009        $7.798      $10.323       337,202
                                                                          2010       $10.323      $11.033       234,270
                                                                          2011       $11.033      $11.728             0
------------------------------------------------------------------------------------------------------------------------
INVESCO V.I. CAPITAL APPRECIATION FUND--SERIES I
                                                                          2004       $10.117      $10.669     1,241,884
                                                                          2005       $10.669      $11.485     1,084,264
                                                                          2006       $11.485      $12.075     2,395,599
                                                                          2007       $12.075      $13.377     1,648,376
                                                                          2008       $13.377       $7.609     1,205,363
                                                                          2009        $7.609       $9.112       979,716
                                                                          2010        $9.112      $10.408       725,970
                                                                          2011       $10.408       $9.480       611,641
                                                                          2012        $9.480      $10.906             0

                               40     PROSPECTUS

               AIM LIFETIME PLUS II VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

                                 BASIC POLICY

                           MORTALITY & EXPENSE = 1.0

                                                                                                             Number of
                                                                                  Accumulation Accumulation    Units
                                                                     For the Year  Unit Value   Unit Value  Outstanding
                                                                        Ending    at Beginning    at End      at End
Sub-Accounts                                                         December 31   of Period    of Period    of Period
-----------------------------------------------------------------------------------------------------------------------
INVESCO V.I. CAPITAL DEVELOPMENT FUND--SERIES I
                                                                         2004       $12.949      $14.793       358,244
                                                                         2005       $14.793      $16.037       351,705
                                                                         2006       $16.037      $18.482       239,739
                                                                         2007       $18.482      $20.261       170,673
                                                                         2008       $20.261      $10.615       109,986
                                                                         2009       $10.615      $14.948        83,857
                                                                         2010       $14.948      $17.561        69,147
                                                                         2011       $17.561      $16.126        55,455
                                                                         2012       $16.126      $18.314             0
-----------------------------------------------------------------------------------------------------------------------
INVESCO V.I. CORE EQUITY FUND--SERIES I
                                                                         2004       $10.281      $11.081     1,988,707
                                                                         2005       $11.081      $11.542     1,704,027
                                                                         2006       $11.542      $13.323     2,636,111
                                                                         2007       $13.323      $14.246     1,783,042
                                                                         2008       $14.246       $9.843     1,246,840
                                                                         2009        $9.843      $12.490     1,040,842
                                                                         2010       $12.490      $13.534       774,244
                                                                         2011       $13.534      $13.378       636,953
                                                                         2012       $13.378      $15.068       528,523
                                                                         2013       $15.068      $19.262       447,331
-----------------------------------------------------------------------------------------------------------------------
INVESCO V.I. DIVERSIFIED INCOME FUND--SERIES I
                                                                         2004       $10.683      $11.098       555,636
                                                                         2005       $11.098      $11.295       482,427
                                                                         2006       $11.295      $11.673       356,109
                                                                         2007       $11.673      $11.744       249,578
                                                                         2008       $11.744       $9.788       117,899
                                                                         2009        $9.788      $10.753       107,717
                                                                         2010       $10.753      $11.704        87,964
                                                                         2011       $11.704      $12.389        74,693
                                                                         2012       $12.389      $13.566        71,769
                                                                         2013       $13.566      $13.424        62,945
-----------------------------------------------------------------------------------------------------------------------
INVESCO V.I. EQUITY AND INCOME FUND--SERIES I
 FORMERLY, INVESCO VAN KAMPEN V.I. EQUITY AND INCOME FUND--SERIES I
                                                                         2011       $10.000      $10.718       160,618
                                                                         2012       $10.718      $11.934       141,548
                                                                         2013       $11.934      $14.776       128,801
-----------------------------------------------------------------------------------------------------------------------
INVESCO V.I. GOVERNMENT SECURITIES FUND--SERIES I
                                                                         2004       $12.623      $12.805       845,252
                                                                         2005       $12.805      $12.876       602,889
                                                                         2006       $12.876      $13.188       448,274
                                                                         2007       $13.188      $13.869       355,471
                                                                         2008       $13.869      $15.406       235,349
                                                                         2009       $15.406      $15.236       162,638
                                                                         2010       $15.236      $15.883       108,452
                                                                         2011       $15.883      $16.952        81,668
                                                                         2012       $16.952      $17.181        91,313
                                                                         2013       $17.181      $16.548        66,771

                               41     PROSPECTUS

               AIM LIFETIME PLUS II VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

                                 BASIC POLICY

                           MORTALITY & EXPENSE = 1.0

                                                                                                          Number of
                                                                               Accumulation Accumulation    Units
                                                                  For the Year  Unit Value   Unit Value  Outstanding
                                                                     Ending    at Beginning    at End      at End
Sub-Accounts                                                      December 31   of Period    of Period    of Period
--------------------------------------------------------------------------------------------------------------------
INVESCO V.I. HIGH YIELD FUND--SERIES I
                                                                      2004        $8.830       $9.716      499,973
                                                                      2005        $9.716       $9.871      411,984
                                                                      2006        $9.871      $10.811      304,403
                                                                      2007       $10.811      $10.825      213,717
                                                                      2008       $10.825       $7.956      153,141
                                                                      2009        $7.956      $12.023      130,914
                                                                      2010       $12.023      $13.505       86,926
                                                                      2011       $13.505      $13.486       59,103
                                                                      2012       $13.486      $15.629       58,765
                                                                      2013       $15.629      $16.541       45,222
--------------------------------------------------------------------------------------------------------------------
INVESCO V.I. INTERNATIONAL GROWTH FUND--SERIES I
                                                                      2004        $8.695      $10.664      683,565
                                                                      2005       $10.664      $12.439      729,280
                                                                      2006       $12.439      $15.777      708,276
                                                                      2007       $15.777      $17.900      461,067
                                                                      2008       $17.900      $10.555      327,818
                                                                      2009       $10.555      $14.119      234,493
                                                                      2010       $14.119      $15.761      173,806
                                                                      2011       $15.761      $14.538      144,978
                                                                      2012       $14.538      $16.611      118,877
                                                                      2013       $16.611      $19.554      112,389
--------------------------------------------------------------------------------------------------------------------
INVESCO V.I. LARGE CAP GROWTH FUND--SERIES I
                                                                      2006       $10.000      $11.106      385,691
                                                                      2007       $11.106      $12.702      305,945
                                                                      2008       $12.702       $7.753      194,973
                                                                      2009        $7.753       $9.661      160,457
                                                                      2010        $9.661      $11.204      109,491
                                                                      2011       $11.204      $12.169            0
--------------------------------------------------------------------------------------------------------------------
INVESCO V.I. MID CAP CORE EQUITY FUND--SERIES I
                                                                      2004       $12.585      $14.167      292,391
                                                                      2005       $14.167      $15.080      288,902
                                                                      2006       $15.080      $16.592      219,087
                                                                      2007       $16.592      $17.976      141,038
                                                                      2008       $17.976      $12.709       83,473
                                                                      2009       $12.709      $16.368       68,285
                                                                      2010       $16.368      $18.473       49,519
                                                                      2011       $18.473      $17.106       38,009
                                                                      2012       $17.106      $18.772       31,691
                                                                      2013       $18.772      $23.917       28,678
--------------------------------------------------------------------------------------------------------------------
INVESCO V.I. MID CAP GROWTH FUND--SERIES I
 FORMERLY, INVESCO VAN KAMPEN V.I. MID CAP GROWTH FUND--SERIES I
                                                                      2012       $10.000      $17.864       34,892
                                                                      2013       $17.864      $24.209       31,371

                               42     PROSPECTUS

               AIM LIFETIME PLUS II VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

                                 BASIC POLICY

                           MORTALITY & EXPENSE = 1.0

                                                                                                               Number of
                                                                                    Accumulation Accumulation    Units
                                                                       For the Year  Unit Value   Unit Value  Outstanding
                                                                          Ending    at Beginning    at End      at End
Sub-Accounts                                                           December 31   of Period    of Period    of Period
-------------------------------------------------------------------------------------------------------------------------
INVESCO V.I. MONEY MARKET FUND--SERIES I
                                                                           2004       $11.305      $11.258      542,161
                                                                           2005       $11.258      $11.416      401,143
                                                                           2006       $11.416      $11.774      417,780
                                                                           2007       $11.774      $12.173      408,636
                                                                           2008       $12.173      $12.286      338,250
                                                                           2009       $12.286      $12.165      269,926
                                                                           2010       $12.165      $12.053      234,888
                                                                           2011       $12.053      $11.927      175,652
                                                                           2012       $11.927      $11.800      127,537
                                                                           2013       $11.800      $11.674      124,926
-------------------------------------------------------------------------------------------------------------------------
INVESCO V.I. TECHNOLOGY FUND--SERIES I
                                                                           2004       $10.000      $11.117      173,906
                                                                           2005       $11.117      $11.235      150,751
                                                                           2006       $11.235      $12.277      128,758
                                                                           2007       $12.277      $13.077       80,917
                                                                           2008       $13.077       $7.178       51,185
                                                                           2009        $7.178      $11.174       41,211
                                                                           2010       $11.174      $13.407       31,743
                                                                           2011       $13.407      $12.590       27,162
                                                                           2012       $12.590      $13.856       24,291
                                                                           2013       $13.856      $17.151       23,599
-------------------------------------------------------------------------------------------------------------------------
INVESCO V.I. UTILITIES FUND--SERIES I
                                                                           2004       $10.000      $12.259      189,209
                                                                           2005       $12.259      $14.167      190,493
                                                                           2006       $14.167      $17.580      146,298
                                                                           2007       $17.580      $20.976       92,963
                                                                           2008       $20.976      $14.034       65,898
                                                                           2009       $14.034      $15.952       53,281
                                                                           2010       $15.952      $16.772       42,793
                                                                           2011       $16.772      $19.317       28,098
                                                                           2012       $19.317      $19.794       28,671
                                                                           2013       $19.794      $21.684       26,007
-------------------------------------------------------------------------------------------------------------------------
INVESCO V.I. VALUE OPPORTUNITIES FUND--SERIES I
 FORMERLY, INVESCO VAN KAMPEN V.I. VALUE OPPORTUNITIES FUND--SERIES I
                                                                           2004       $11.408      $12.532      519,801
                                                                           2005       $12.532      $13.107      456,851
                                                                           2006       $13.107      $14.675      385,756
                                                                           2007       $14.675      $14.738      271,318
                                                                           2008       $14.738       $7.030      177,453
                                                                           2009        $7.030      $10.291      120,929
                                                                           2010       $10.291      $10.927       92,822
                                                                           2011       $10.927      $10.478       75,835
                                                                           2012       $10.478      $12.198       62,240
                                                                           2013       $12.198      $16.137       53,418

* The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.00% and an administrative expense charge of 0.10%.

                               43     PROSPECTUS

               AIM LIFETIME PLUS II VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

    BASIC POLICY PLUS ENHANCED DEATH AND INCOME BENEFIT COMBINATION I RIDER
           (AVAILABLE WITH CONTRACTS PURCHASED BEFORE JULY 27, 2000)

                           MORTALITY & EXPENSE = 1.4

                                                                                                              Number of
                                                                                   Accumulation Accumulation    Units
                                                                      For the Year  Unit Value   Unit Value  Outstanding
                                                                         Ending    at Beginning    at End      at End
Sub-Accounts                                                          December 31   of Period    of Period    of Period
------------------------------------------------------------------------------------------------------------------------
INVESCO V.I. AMERICAN FRANCHISE FUND--SERIES I
 FORMERLY, INVESCO VAN KAMPEN V.I. AMERICAN FRANCHISE FUND--SERIES I
                                                                          2011       $10.000      $10.193        64,802
                                                                          2012       $10.193      $11.420       529,886
                                                                          2013       $11.420      $15.765       470,652
------------------------------------------------------------------------------------------------------------------------
INVESCO V.I. BASIC BALANCED FUND--SERIES I
                                                                          2004       $10.213      $10.817       810,346
                                                                          2005       $10.817      $11.220       673,654
                                                                          2006       $11.220      $12.220       498,575
                                                                          2007       $12.220      $12.302       399,753
                                                                          2008       $12.302       $7.475       364,067
                                                                          2009        $7.475       $9.855       260,773
                                                                          2010        $9.855      $10.492       209,959
                                                                          2011       $10.492      $11.138             0
------------------------------------------------------------------------------------------------------------------------
INVESCO V.I. CAPITAL APPRECIATION FUND--SERIES I
                                                                          2004        $9.893      $10.392       793,187
                                                                          2005       $10.392      $11.142       703,768
                                                                          2006       $11.142      $11.668     1,730,792
                                                                          2007       $11.668      $12.874     1,436,819
                                                                          2008       $12.874       $7.293     1,210,839
                                                                          2009        $7.293       $8.699       939,352
                                                                          2010        $8.699       $9.897       707,921
                                                                          2011        $9.897       $8.979       608,054
                                                                          2012        $8.979      $10.316             0
------------------------------------------------------------------------------------------------------------------------
INVESCO V.I. CAPITAL DEVELOPMENT FUND--SERIES I
                                                                          2004       $12.663      $14.408       253,641
                                                                          2005       $14.408      $15.558       255,869
                                                                          2006       $15.558      $17.859       220,177
                                                                          2007       $17.859      $19.499       170,744
                                                                          2008       $19.499      $10.175       156,807
                                                                          2009       $10.175      $14.271       105,585
                                                                          2010       $14.271      $16.699        91,423
                                                                          2011       $16.699      $15.273        82,457
                                                                          2012       $15.273      $17.323             0
------------------------------------------------------------------------------------------------------------------------
INVESCO V.I. CORE EQUITY FUND--SERIES I
                                                                          2004       $10.054      $10.793     1,311,302
                                                                          2005       $10.793      $11.198     1,179,994
                                                                          2006       $11.198      $12.874     2,072,171
                                                                          2007       $12.874      $13.710     1,710,892
                                                                          2008       $13.710       $9.435     1,466,301
                                                                          2009        $9.435      $11.925     1,159,539
                                                                          2010       $11.925      $12.870       884,198
                                                                          2011       $12.870      $12.671       775,817
                                                                          2012       $12.671      $14.214       706,446
                                                                          2013       $14.214      $18.098       647,030

                               44     PROSPECTUS

               AIM LIFETIME PLUS II VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

    BASIC POLICY PLUS ENHANCED DEATH AND INCOME BENEFIT COMBINATION I RIDER
           (AVAILABLE WITH CONTRACTS PURCHASED BEFORE JULY 27, 2000)

                           MORTALITY & EXPENSE = 1.4

                                                                                                             Number of
                                                                                  Accumulation Accumulation    Units
                                                                     For the Year  Unit Value   Unit Value  Outstanding
                                                                        Ending    at Beginning    at End      at End
Sub-Accounts                                                         December 31   of Period    of Period    of Period
-----------------------------------------------------------------------------------------------------------------------
INVESCO V.I. DIVERSIFIED INCOME FUND--SERIES I
                                                                         2004       $10.447      $10.810      240,610
                                                                         2005       $10.810      $10.958      263,336
                                                                         2006       $10.958      $11.279      240,601
                                                                         2007       $11.279      $11.302      231,003
                                                                         2008       $11.302       $9.382      193,554
                                                                         2009        $9.382      $10.267      166,253
                                                                         2010       $10.267      $11.130      117,914
                                                                         2011       $11.130      $11.735      130,627
                                                                         2012       $11.735      $12.797      137,382
                                                                         2013       $12.797      $12.613      113,953
-----------------------------------------------------------------------------------------------------------------------
INVESCO V.I. EQUITY AND INCOME FUND--SERIES I
 FORMERLY, INVESCO VAN KAMPEN V.I. EQUITY AND INCOME FUND--SERIES I
                                                                         2011       $10.000      $10.152      184,412
                                                                         2012       $10.152      $11.258      173,135
                                                                         2013       $11.258      $13.883      181,175
-----------------------------------------------------------------------------------------------------------------------
INVESCO V.I. GOVERNMENT SECURITIES FUND--SERIES I
                                                                         2004       $12.345      $12.473      306,873
                                                                         2005       $12.473      $12.491      282,669
                                                                         2006       $12.491      $12.743      215,434
                                                                         2007       $12.743      $13.348      195,175
                                                                         2008       $13.348      $14.768      194,032
                                                                         2009       $14.768      $14.546      153,129
                                                                         2010       $14.546      $15.104      106,174
                                                                         2011       $15.104      $16.056       97,270
                                                                         2012       $16.056      $16.208       78,282
                                                                         2013       $16.208      $15.548       64,611
-----------------------------------------------------------------------------------------------------------------------
INVESCO V.I. HIGH YIELD FUND--SERIES I
                                                                         2004        $8.635       $9.463      235,453
                                                                         2005        $9.463       $9.576      190,590
                                                                         2006        $9.576      $10.447      139,194
                                                                         2007       $10.447      $10.418      114,677
                                                                         2008       $10.418       $7.626       96,571
                                                                         2009        $7.626      $11.478       80,005
                                                                         2010       $11.478      $12.842       63,993
                                                                         2011       $12.842      $12.773       55,464
                                                                         2012       $12.773      $14.744       61,623
                                                                         2013       $14.744      $15.542       51,801

                               45     PROSPECTUS

               AIM LIFETIME PLUS II VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

    BASIC POLICY PLUS ENHANCED DEATH AND INCOME BENEFIT COMBINATION I RIDER
           (AVAILABLE WITH CONTRACTS PURCHASED BEFORE JULY 27, 2000)

                           MORTALITY & EXPENSE = 1.4

                                                                                                          Number of
                                                                               Accumulation Accumulation    Units
                                                                  For the Year  Unit Value   Unit Value  Outstanding
                                                                     Ending    at Beginning    at End      at End
Sub-Accounts                                                      December 31   of Period    of Period    of Period
--------------------------------------------------------------------------------------------------------------------
INVESCO V.I. INTERNATIONAL GROWTH FUND--SERIES I
                                                                      2004        $8.503      $10.387      494,074
                                                                      2005       $10.387      $12.067      568,943
                                                                      2006       $12.067      $15.245      555,339
                                                                      2007       $15.245      $17.227      455,810
                                                                      2008       $17.227      $10.118      386,904
                                                                      2009       $10.118      $13.480      306,544
                                                                      2010       $13.480      $14.987      250,558
                                                                      2011       $14.987      $13.769      204,869
                                                                      2012       $13.769      $15.670      193,468
                                                                      2013       $15.670      $18.372      181,321
--------------------------------------------------------------------------------------------------------------------
INVESCO V.I. LARGE CAP GROWTH FUND--SERIES I
                                                                      2006       $10.000      $11.081      165,273
                                                                      2007       $11.081      $12.623      139,664
                                                                      2008       $12.623       $7.674      111,266
                                                                      2009        $7.674       $9.524      100,613
                                                                      2010        $9.524      $11.002       80,890
                                                                      2011       $11.002      $11.933            0
--------------------------------------------------------------------------------------------------------------------
INVESCO V.I. MID CAP CORE EQUITY FUND--SERIES I
                                                                      2004       $12.472      $13.984      276,329
                                                                      2005       $13.984      $14.826      280,970
                                                                      2006       $14.826      $16.248      262,112
                                                                      2007       $16.248      $17.533      197,833
                                                                      2008       $17.533      $12.346      165,965
                                                                      2009       $12.346      $15.836      119,257
                                                                      2010       $15.836      $17.802       99,457
                                                                      2011       $17.802      $16.419       81,550
                                                                      2012       $16.419      $17.946       73,217
                                                                      2013       $17.946      $22.773       70,324
--------------------------------------------------------------------------------------------------------------------
INVESCO V.I. MID CAP GROWTH FUND--SERIES I
 FORMERLY, INVESCO VAN KAMPEN V.I. MID CAP GROWTH FUND--SERIES I
                                                                      2012       $10.000      $16.852       77,294
                                                                      2013       $16.852      $22.746       72,751
--------------------------------------------------------------------------------------------------------------------
INVESCO V.I. MONEY MARKET FUND--SERIES I
                                                                      2004       $11.055      $10.966      220,394
                                                                      2005       $10.966      $11.075      177,600
                                                                      2006       $11.075      $11.377      234,745
                                                                      2007       $11.377      $11.715      140,819
                                                                      2008       $11.715      $11.777      267,223
                                                                      2009       $11.777      $11.614      211,099
                                                                      2010       $11.614      $11.461      181,261
                                                                      2011       $11.461      $11.297      142,411
                                                                      2012       $11.297      $11.131      141,640
                                                                      2013       $11.131      $10.969      121,246

                               46     PROSPECTUS

               AIM LIFETIME PLUS II VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

    BASIC POLICY PLUS ENHANCED DEATH AND INCOME BENEFIT COMBINATION I RIDER
           (AVAILABLE WITH CONTRACTS PURCHASED BEFORE JULY 27, 2000)

                           MORTALITY & EXPENSE = 1.4

                                                                                                               Number of
                                                                                    Accumulation Accumulation    Units
                                                                       For the Year  Unit Value   Unit Value  Outstanding
                                                                          Ending    at Beginning    at End      at End
Sub-Accounts                                                           December 31   of Period    of Period    of Period
-------------------------------------------------------------------------------------------------------------------------
INVESCO V.I. TECHNOLOGY FUND--SERIES I
                                                                           2004       $10.000      $11.087       99,713
                                                                           2005       $11.087      $11.160       92,930
                                                                           2006       $11.160      $12.146       87,504
                                                                           2007       $12.146      $12.886       74,922
                                                                           2008       $12.886       $7.045       76,321
                                                                           2009        $7.045      $10.923       69,059
                                                                           2010       $10.923      $13.053       55,809
                                                                           2011       $13.053      $12.209       45,681
                                                                           2012       $12.209      $13.384       44,030
                                                                           2013       $13.384      $16.499       41,170
-------------------------------------------------------------------------------------------------------------------------
INVESCO V.I. UTILITIES FUND--SERIES I
                                                                           2004       $10.000      $12.226      107,780
                                                                           2005       $12.226      $14.072      131,478
                                                                           2006       $14.072      $17.393      121,958
                                                                           2007       $17.393      $20.670      103,445
                                                                           2008       $20.670      $13.774       97,124
                                                                           2009       $13.774      $15.594       81,145
                                                                           2010       $15.594      $16.330       65,214
                                                                           2011       $16.330      $18.733       62,374
                                                                           2012       $18.733      $19.119       53,780
                                                                           2013       $19.119      $20.860       45,920
-------------------------------------------------------------------------------------------------------------------------
INVESCO V.I. VALUE OPPORTUNITIES FUND--SERIES I
 FORMERLY, INVESCO VAN KAMPEN V.I. VALUE OPPORTUNITIES FUND--SERIES I
                                                                           2004       $11.306      $12.370      369,715
                                                                           2005       $12.370      $12.886      376,235
                                                                           2006       $12.886      $14.371      349,928
                                                                           2007       $14.371      $14.374      277,562
                                                                           2008       $14.374       $6.829      235,907
                                                                           2009        $6.829       $9.957      170,060
                                                                           2010        $9.957      $10.530      118,098
                                                                           2011       $10.530      $10.057       99,167
                                                                           2012       $10.057      $11.661       81,036
                                                                           2013       $11.661      $15.365       76,812

* The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.40% and an administrative expense charge of 0.10%.

                               47     PROSPECTUS

               AIM LIFETIME PLUS II VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

   BASIC POLICY PLUS ENHANCED DEATH AND INCOME BENEFIT COMBINATION RIDER II
        (AVAILABLE WITH CONTRACTS PURCHASED ON OR AFTER JULY 27, 2000)

                           MORTALITY & EXPENSE = 1.5

                                                                                                              Number of
                                                                                   Accumulation Accumulation    Units
                                                                      For the Year  Unit Value   Unit Value  Outstanding
                                                                         Ending    at Beginning    at End      at End
Sub-Accounts                                                          December 31   of Period    of Period    of Period
------------------------------------------------------------------------------------------------------------------------
AIM V.I. DEMOGRAPHIC TRENDS--SERIES I
                                                                          2004        $4.767       $5.078      175,774
                                                                          2005        $5.078       $5.308      144,730
------------------------------------------------------------------------------------------------------------------------
INVESCO V.I. AMERICAN FRANCHISE FUND--SERIES I
 FORMERLY, INVESCO VAN KAMPEN V.I. AMERICAN FRANCHISE FUND--SERIES I
                                                                          2011       $10.000      $10.137       99,480
                                                                          2012       $10.137      $11.345      241,688
                                                                          2013       $11.345      $15.647      220,761
------------------------------------------------------------------------------------------------------------------------
INVESCO V.I. BASIC BALANCED FUND--SERIES I
                                                                          2004       $10.178      $10.770      442,118
                                                                          2005       $10.770      $11.160      424,593
                                                                          2006       $11.160      $12.142      382,834
                                                                          2007       $12.142      $12.211      307,472
                                                                          2008       $12.211       $7.412      214,660
                                                                          2009        $7.412       $9.763      192,840
                                                                          2010        $9.763      $10.383      189,610
                                                                          2011       $10.383      $11.019            0
------------------------------------------------------------------------------------------------------------------------
INVESCO V.I. CAPITAL APPRECIATION FUND--SERIES I
                                                                          2004        $9.860      $10.346      316,063
                                                                          2005       $10.346      $11.082      293,856
                                                                          2006       $11.082      $11.594      669,380
                                                                          2007       $11.594      $12.779      539,761
                                                                          2008       $12.779       $7.232      353,594
                                                                          2009        $7.232       $8.618      314,616
                                                                          2010        $8.618       $9.794      268,635
                                                                          2011        $9.794       $8.877      233,262
                                                                          2012        $8.877      $10.195            0
------------------------------------------------------------------------------------------------------------------------
INVESCO V.I. CAPITAL DEVELOPMENT FUND--SERIES I
                                                                          2004       $12.620      $14.345       73,430
                                                                          2005       $14.345      $15.474       76,828
                                                                          2006       $15.474      $17.745       77,294
                                                                          2007       $17.745      $19.356       73,178
                                                                          2008       $19.356      $10.090       45,866
                                                                          2009       $10.090      $14.138       39,911
                                                                          2010       $14.138      $16.526       29,286
                                                                          2011       $16.526      $15.100       28,388
                                                                          2012       $15.100      $17.121            0

                               48     PROSPECTUS

               AIM LIFETIME PLUS II VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

   BASIC POLICY PLUS ENHANCED DEATH AND INCOME BENEFIT COMBINATION RIDER II
        (AVAILABLE WITH CONTRACTS PURCHASED ON OR AFTER JULY 27, 2000)

                           MORTALITY & EXPENSE = 1.5

                                                                                                             Number of
                                                                                  Accumulation Accumulation    Units
                                                                     For the Year  Unit Value   Unit Value  Outstanding
                                                                        Ending    at Beginning    at End      at End
Sub-Accounts                                                         December 31   of Period    of Period    of Period
-----------------------------------------------------------------------------------------------------------------------
INVESCO V.I. CORE EQUITY FUND--SERIES I
                                                                         2004       $10.020      $10.746      436,060
                                                                         2005       $10.746      $11.137      386,265
                                                                         2006       $11.137      $12.792      636,605
                                                                         2007       $12.792      $13.609      552,522
                                                                         2008       $13.609       $9.356      353,103
                                                                         2009        $9.356      $11.813      305,370
                                                                         2010       $11.813      $12.737      260,106
                                                                         2011       $12.737      $12.527      234,718
                                                                         2012       $12.527      $14.039      205,213
                                                                         2013       $14.039      $17.857      179,117
-----------------------------------------------------------------------------------------------------------------------
INVESCO V.I. DIVERSIFIED INCOME FUND--SERIES I
                                                                         2004       $10.412      $10.763      105,612
                                                                         2005       $10.763      $10.899      104,295
                                                                         2006       $10.899      $11.207       86,956
                                                                         2007       $11.207      $11.219       83,912
                                                                         2008       $11.219       $9.304       53,838
                                                                         2009        $9.304      $10.171       51,685
                                                                         2010       $10.171      $11.015       51,626
                                                                         2011       $11.015      $11.602       62,613
                                                                         2012       $11.602      $12.640       58,053
                                                                         2013       $12.640      $12.446       44,448
-----------------------------------------------------------------------------------------------------------------------
INVESCO V.I. EQUITY AND INCOME FUND--SERIES I
 FORMERLY, INVESCO VAN KAMPEN V.I. EQUITY AND INCOME FUND--SERIES I
                                                                         2011       $10.000      $10.037      156,566
                                                                         2012       $10.037      $11.119      143,516
                                                                         2013       $11.119      $13.698      128,505
-----------------------------------------------------------------------------------------------------------------------
INVESCO V.I. GOVERNMENT SECURITIES FUND--SERIES I
                                                                         2004       $12.303      $12.418      219,643
                                                                         2005       $12.418      $12.424      198,890
                                                                         2006       $12.424      $12.662      168,011
                                                                         2007       $12.662      $13.250      140,146
                                                                         2008       $13.250      $14.644      221,935
                                                                         2009       $14.644      $14.410       77,038
                                                                         2010       $14.410      $14.948       59,334
                                                                         2011       $14.948      $15.874       52,462
                                                                         2012       $15.874      $16.008       46,228
                                                                         2013       $16.008      $15.341       28,901

                               49     PROSPECTUS

               AIM LIFETIME PLUS II VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

   BASIC POLICY PLUS ENHANCED DEATH AND INCOME BENEFIT COMBINATION RIDER II
        (AVAILABLE WITH CONTRACTS PURCHASED ON OR AFTER JULY 27, 2000)

                           MORTALITY & EXPENSE = 1.5

                                                                                                          Number of
                                                                               Accumulation Accumulation    Units
                                                                  For the Year  Unit Value   Unit Value  Outstanding
                                                                     Ending    at Beginning    at End      at End
Sub-Accounts                                                      December 31   of Period    of Period    of Period
--------------------------------------------------------------------------------------------------------------------
INVESCO V.I. HIGH YIELD FUND--SERIES I
                                                                      2004        $8.606       $9.422      133,215
                                                                      2005        $9.422       $9.524      108,796
                                                                      2006        $9.524      $10.380       83,373
                                                                      2007       $10.380      $10.342       67,932
                                                                      2008       $10.342       $7.562       43,026
                                                                      2009        $7.562      $11.371       42,742
                                                                      2010       $11.371      $12.710       32,400
                                                                      2011       $12.710      $12.629       25,228
                                                                      2012       $12.629      $14.562       29,785
                                                                      2013       $14.562      $15.335       20,511
--------------------------------------------------------------------------------------------------------------------
INVESCO V.I. INTERNATIONAL GROWTH FUND--SERIES I
                                                                      2004        $8.474      $10.341      155,299
                                                                      2005       $10.341      $12.003      172,420
                                                                      2006       $12.003      $15.148      181,290
                                                                      2007       $15.148      $17.100      180,308
                                                                      2008       $17.100      $10.033       97,042
                                                                      2009       $10.033      $13.353       86,531
                                                                      2010       $13.353      $14.832       76,256
                                                                      2011       $14.832      $13.613       77,338
                                                                      2012       $13.613      $15.477       52,296
                                                                      2013       $15.477      $18.128       49,987
--------------------------------------------------------------------------------------------------------------------
INVESCO V.I. LARGE CAP GROWTH FUND--SERIES I
                                                                      2006       $10.000      $11.075      259,226
                                                                      2007       $11.075      $12.603      239,109
                                                                      2008       $12.603       $7.654      152,922
                                                                      2009        $7.654       $9.491      123,936
                                                                      2010        $9.491      $10.952      107,603
                                                                      2011       $10.952      $11.875            0
--------------------------------------------------------------------------------------------------------------------
INVESCO V.I. MID CAP CORE EQUITY FUND--SERIES I
                                                                      2004       $12.444      $13.939       86,991
                                                                      2005       $13.939      $14.763       88,365
                                                                      2006       $14.763      $16.163       85,889
                                                                      2007       $16.163      $17.424       75,900
                                                                      2008       $17.424      $12.257       46,432
                                                                      2009       $12.257      $15.706       38,963
                                                                      2010       $15.706      $17.638       32,425
                                                                      2011       $17.638      $16.252       30,631
                                                                      2012       $16.252      $17.745       28,563
                                                                      2013       $17.745      $22.496       12,902
--------------------------------------------------------------------------------------------------------------------
INVESCO V.I. MID CAP GROWTH FUND--SERIES I
 FORMERLY, INVESCO VAN KAMPEN V.I. MID CAP GROWTH FUND--SERIES I
                                                                      2012       $10.000      $16.644       24,892
                                                                      2013       $16.644      $22.443       25,587

                               50     PROSPECTUS

               AIM LIFETIME PLUS II VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

   BASIC POLICY PLUS ENHANCED DEATH AND INCOME BENEFIT COMBINATION RIDER II
        (AVAILABLE WITH CONTRACTS PURCHASED ON OR AFTER JULY 27, 2000)

                           MORTALITY & EXPENSE = 1.5

                                                                                                               Number of
                                                                                    Accumulation Accumulation    Units
                                                                       For the Year  Unit Value   Unit Value  Outstanding
                                                                          Ending    at Beginning    at End      at End
Sub-Accounts                                                           December 31   of Period    of Period    of Period
-------------------------------------------------------------------------------------------------------------------------
INVESCO V.I. MONEY MARKET FUND--SERIES I
                                                                           2004       $11.018      $10.918       90,282
                                                                           2005       $10.918      $11.015       84,492
                                                                           2006       $11.015      $11.304       99,903
                                                                           2007       $11.304      $11.629      141,851
                                                                           2008       $11.629      $11.679      135,380
                                                                           2009       $11.679      $11.506       67,297
                                                                           2010       $11.506      $11.343       80,818
                                                                           2011       $11.343      $11.169       67,514
                                                                           2012       $11.169      $10.994       57,472
                                                                           2013       $10.994      $10.823       42,148
-------------------------------------------------------------------------------------------------------------------------
INVESCO V.I. TECHNOLOGY FUND--SERIES I
                                                                           2004       $10.000      $11.079       55,654
                                                                           2005       $11.079      $11.142       45,313
                                                                           2006       $11.142      $12.115       40,293
                                                                           2007       $12.115      $12.840       33,313
                                                                           2008       $12.840       $7.012       20,192
                                                                           2009        $7.012      $10.862       39,055
                                                                           2010       $10.862      $12.967       16,053
                                                                           2011       $12.967      $12.117       20,991
                                                                           2012       $12.117      $13.269       16,812
                                                                           2013       $13.269      $16.342       17,010
-------------------------------------------------------------------------------------------------------------------------
INVESCO V.I. UTILITIES FUND--SERIES I
                                                                           2004       $10.000      $12.217       40,488
                                                                           2005       $12.217      $14.048       60,635
                                                                           2006       $14.048      $17.346       45,037
                                                                           2007       $17.346      $20.593       45,971
                                                                           2008       $20.593      $13.709       25,791
                                                                           2009       $13.709      $15.505       20,580
                                                                           2010       $15.505      $16.220       16,369
                                                                           2011       $16.220      $18.589       16,715
                                                                           2012       $18.589      $18.953       19,529
                                                                           2013       $18.953      $20.659       16,322
-------------------------------------------------------------------------------------------------------------------------
INVESCO V.I. VALUE OPPORTUNITIES FUND--SERIES I
 FORMERLY, INVESCO VAN KAMPEN V.I. VALUE OPPORTUNITIES FUND--SERIES I
                                                                           2004       $11.280      $12.330      238,240
                                                                           2005       $12.330      $12.831      254,469
                                                                           2006       $12.831      $14.296      234,826
                                                                           2007       $14.296      $14.285      213,774
                                                                           2008       $14.285       $6.780      135,804
                                                                           2009        $6.780       $9.875       91,192
                                                                           2010        $9.875      $10.433       83,844
                                                                           2011       $10.433       $9.955       90,281
                                                                           2012        $9.955      $11.531       64,541
                                                                           2013       $11.531      $15.178       62,698

* The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.50% and an administrative expense charge of 0.10%.

                               51     PROSPECTUS

APPENDIX B MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

The Market Value Adjustment is based on the following:

I   =   the Treasury Rate for a maturity equal to the applicable Guarantee
        Period for the week preceding the establishment of the Guarantee Period.

N   =   the number of whole and partial years from the date we receive the withdrawal, transfer, or death benefit request, or from the Payout
        Start Date, to the end of the Guarantee Period.

J   =   the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request. "Treasury Rate" means the U.S. Treasury Note
        Constant Maturity Yield as reported in Federal Reserve Board
        Statistical Release H.15.

The Market Value Adjustment factor is determined from the following formula:

                               .9 X (I - J) X N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred, withdrawn (in excess of the Free Withdrawal Amount), paid as a death benefit, or applied to an Income Plan, from a Guarantee Period at any time other than during the 30 day period after such Guarantee Period expires.

                               52     PROSPECTUS

EXAMPLES OF MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------


     Purchase Payment:             $10,000 allocated to a Guarantee Period
     Guarantee Period:             5 years
     Guaranteed Interest Rate:     4.50%
     5 Year Treasury Rate (at the
     time the Guarantee Period
     was established):             4.50%
     Full Surrender:               End of Contract Year 3

      NOTE: These examples assume that premium taxes are not applicable.

                              EXAMPLE 1 (ASSUME DECLINING INTEREST RATES)
Step 1. Calculate Contract Value at End of
 Contract Year 3:                                  $10,000.00 X (1.045)/3 /= $11,411.66
Step 2. Calculate the Free Withdrawal Amount:      .15% X $10,000.00 X (1.045)/2/ = $1,638.04
Step 3. Calculate the Withdrawal Charge:           .06 X ($10,000.00 - $1,638.04) = $501.72
Step 4. Calculate the Market Value Adjustment:     I       =       4.50%
                                                   J       =       4.20%
                                                                   730 DAYS
                                                   N       =       _________  = 2
                                                                   365 DAYS
                                                   Market Value Adjustment Factor: .9 X (I - J) X N
                                                   =       .9 X (.045 - .042) X (2) = .0054
                                                   Market Value Adjustment = Market Value Adjustment Factor X Amount
                                                   Subject to Market Value Adjustment:
                                                   =       .0054 X ($11,411.66 - $1,638.04) = $52.78
Step 5. Calculate the amount received by a                 $11,411.66 - $501.72 + $52.78 = $10,962.72
    Contract Owner as a result  of full
    withdrawal at the end of Contract Year 3:

                               EXAMPLE 2: (ASSUMES RISING INTEREST RATES)
Step 1. Calculate Contract Value at End of
 Contract Year 3:                                  $10,000.00 X (1.045)/3 /= $11,411.66
Step 2. Calculate the Free Withdrawal Amount:      15% X $10,000.00 X (1.045)/2/ = $1,638.04
Step 3. Calculate the Withdrawal Charge:           .06 X ($10,000.00 - $1,638.04) = $501.72
Step 4. Calculate the Market Value Adjustment:     I       =       4.50%
                                                   J       =       4.80%
                                                                   730 DAYS
                                                   N       =       _________  = 2
                                                                   365 DAYS
                                                   Market Value Adjustment Factor: .9 X (I - J) X N
                                                   =       .9 X (.045 - .048) X (2) = -.0054
                                                   Market Value Adjustment = Market Value Adjustment Factor X Amount
                                                   Subject to Market Value Adjustment:
                                                   =       -.0054 X ($11,411.66 - $1,638.04) = -$52.78
Step 5. Calculate the amount received by a                 $11,411.66 - $501.72 - $52.78 = $10,857.16
    Contract Owner as a result  of full
    withdrawal at the end of Contract Year 3:

                               53     PROSPECTUS

LIF2-PRO-2

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